Exhibit 10.1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXECUTION VERSION

DEVELOPMENT AND LICENSE AGREEMENT

THIS DEVELOPMENT AND LICENSE AGREEMENT (the “Agreement”) is executed as of February 10, 2017 (the “Execution Date”), by and between IMMUNOMEDICS, INC., a Delaware corporation having its principal place of business at 300 The American Road, Morris Plains, New Jersey 07950 (“Company”), and SEATTLE GENETICS, INC., a Delaware corporation, having a place of business at 21823 30th Drive SE, Bothell, Washington 98021  (“Licensee”).  Company and Licensee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Company has conducted pre-clinical and clinical testing on an antibody-drug conjugate as a therapy for cancer and owns or controls intellectual property relating to such antibody-drug conjugate;

WHEREAS, Licensee is engaged in the research, development and commercialization of pharmaceutical products; and

WHEREAS, Licensee desires to obtain, and Company desires to grant to Licensee exclusive license rights under Company’s intellectual property, for the research, development, manufacture and commercialization of such antibody-drug conjugate and other rights specified herein throughout the world, under the terms set forth below.

NOW, THEREFORE, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following capitalized terms shall have the following meanings, and singular forms, plural forms and derivative forms thereof shall be interpreted accordingly:

1.1                                           “Action Date” means, with respect to a legal action in connection with a Product Infringement, the date that is the earlier of (a) *** following receipt or delivery of notice and evidence of Product Infringement pursuant to Section 10.4(a), and (b) *** before the date after which a legal action would be substantively limited or compromised with respect to the remedies available against the alleged Third Party infringer.

1.2                                           “Affiliate” means, with respect to a first Person, a second Person that controls, is controlled by or is under common control with such first Person.  For the purposes of the definition in this Section 1.2, the word “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means (a) the direct or indirect ownership of at least fifty percent (50%) of the voting stock of an entity, or (b) the possession of the power to

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities or by contract or otherwise.

1.3                                           “Applicable Law” means any and all laws, statutes, ordinances, regulations, permits, orders, decrees, judgments, directives, rulings or rules of any kind whatsoever that are promulgated by a federal, state, or other governmental authority, in each case pertaining to any of the activities contemplated by this Agreement, including any regulations promulgated by any Regulatory Authority in the Territory, all as amended from time to time.

1.4                                           “BLA” means (a) a Biologics License Application in the U.S., as defined in the U.S. Public Health Service Act, and applicable regulations promulgated thereunder by the FDA; or (b) any equivalent approval application filed with any equivalent regulatory authority in a country other than the U.S.

1.5                                           “Breakthrough Therapy Designation” means “breakthrough therapy” designation granted by the FDA.

1.6                                           “Business Day” means each day of the week excluding Saturday, Sunday or a day on which banking institutions in Seattle, Washington, or New York, New York, are closed.

1.7                                           “*** Patents” means *** patents of *** including *** and ***, and any (a) patents issuing from divisionals, continuations, or continuations-in-part of any patent application from which *** claims priority, including ***; (b) patents that are reissues, reexaminations, or extension of any of the foregoing; and (c)  any foreign counterparts of any of the foregoing.

1.8                                           “Calendar Quarter” means a three (3) month period beginning on January 1, April 1, July 1, or October 1 of a Calendar Year.

1.9                                           “Calendar Year” means a twelve (12) month period beginning on January 1 of any year during the term of this Agreement.

1.10                                    “Commercialize” means any activities directed to new product planning activities, obtaining pricing and/or reimbursement approvals, marketing, promoting, distributing, importing, offering to sell, and/or selling a Licensed Product or Next Generation Product (including establishing the price for such product), brand marketing, activities relating to managed markets (e.g., payers, physician networks, patient support programs), whether or not Regulatory Approval for such product has been obtained, including related use and importation and commercial Manufacturing.  “Commercializing” has a correlative meaning.

1.11                                    “Commercially Reasonable Efforts” means, with respect to the activities of a Party in the Development or Commercialization of a particular Licensed Product, *** and *** that are *** with the *** and *** a *** company would *** to a *** product of ***, ***, *** and/or ***, taking into account all *** factors including, as *** and without ***, *** of ***, *** of ***, *** and *** to ***, *** approved ***, the *** and *** of *** (including ***, and ***.

1.12                                    “Companion Diagnostic” means an *** diagnostic *** or *** developed test

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

that provides *** that is *** or *** for the *** and ***of a Licensed Molecule, Licensed Product, or Next Generation Product, as applicable.

1.13                                    “Company Know-How” means all Information that is Controlled by Company or its Affiliates as of the Effective Date or any time during the Term and used in, or necessary or useful for, the Development, Manufacture, or Commercialization of Licensed Molecules,  Licensed Products, or Next Generation Products. Company Know-How excludes rights under any Company Patents and Company’s interests in any Joint Patents and Joint Inventions, but includes the Company Know-How listed on Exhibit 1.

1.14                                    “Company Matter” means any matter that could be *** by the Company ***.

1.15                                    “Company Patents” means all Patents (other than any Joint Patents) that are Controlled as of the Effective Date or any time during the Term by Company or its Affiliates  that Cover a Licensed Product, Licensed Molecule or Next Generation Product, or the Development, Manufacture, or Commercialization of any of the foregoing, or any other process or method relating to any of the foregoing. For clarity, Company Patents include the Pre-Existing Company Patents.

1.16                                    “Company Proprietary Agent”  means a proprietary agent  of Company, other than a proprietary agent of Company that is used or contemplated to be used in combination with any Licensed Molecule with the express written consent of Company.

1.17                                    “Controlled” means, with respect to an item of Information or an intellectual property right, that a Party or one of its Affiliates (a) owns such item or right, or (b) has a license or sublicense to such item or right and has the ability to disclose to the other Party and grant a license or sublicense under such item or right as provided for in this Agreement without violating the terms of any agreement with any Third Party.

1.18                                    “Cover” means, with respect to any product, process, method or composition, that, in the absence of the licenses granted under this Agreement, the manufacture, use, sale, offer for sale, or importation thereof or the practice thereof would infringe a Valid Claim of a Patent (or in the case of a Patent that is a patent application, would infringe a Valid Claim in such patent application if it were to issue as a patent).  Cognates of “Cover” (including without limitation “Covers,” “Covered” and “Covering”) have a correlative meaning.

1.19                                    “CTA” means a clinical trial authorization, as described in Article 9 of Directive 2001/20/EC of the European Parliament and of the Council.

1.20                                    “Develop” or “Development” means the conduct of research, pre-clinical and clinical drug development activities pertaining to a Licensed Molecule, Licensed Product or Next Generation Product, including ***, ***, ***, ***(including investigator-sponsored clinical trials any post-approval studies required by the relevant Regulatory Authority), regulatory affairs, pharmacovigilance, Regulatory Approval, and clinical study regulatory activities.  For clarity, Development will not include Manufacturing.

1.21                                    “Development Plan” means the plan for conducting the research and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

development of Licensed Molecules and/or Licensed Products (as further described in Section 5.2), as such plan is amended and modified in accordance with this Agreement.  The initial Development Plan is attached hereto as Exhibit 2.

1.22                                    “Dollars” or “$” means U.S. dollars.

1.23                                    “EMA” means the European Medicines Agency, or any successor thereto that is responsible for coordinating the centralized system for Regulatory Approval of pharmaceutical products in the European Union.

1.24                                    “EU” means (a) the member countries of ***and the *** as of the Execution Date, (b) any ***of the ***or ***, and (c) ***.

1.25                                    “European Major Market” means France, Germany, Italy, Spain, and/or the United Kingdom.

1.26                                    “Executive Officers” means (a) in the case of Company, the Chief Executive Officer of Company (or a designee thereof) and (b) in the case of Licensee, the Chief Executive Officer of Licensee (or a designee thereof).

1.27                                    “Fundamental Breach” means (a) a breach by Company of its obligations in Articles 4, 5 or 7 or (b) a breach of, or inaccuracy in, the representations and warranties set forth in Sections 13.1, 13.2(a), 13.2(g), 13.2(h), 13.2(l), 13.2(m), that, in each case, materially and adversely affects Licensee or its ability to Develop, Manufacture or Commercialize the Licensed Product in accordance with the plans and timelines contemplated by this Agreement.

1.28                                    “FD&C Act” means the U.S. Federal Food, Drug and Cosmetics Act, as amended.

1.29                                    “FDA” means the U.S. Food and Drug Administration, or any successor federal agency in the U.S. performing similar functions.

1.30                                    “Field” means all human therapeutic uses in any and all indications.

1.31                                    “First Commercial Sale” means, with respect to a Licensed Product in a particular country, the first commercial sale of such Licensed Product in such country after all needed Regulatory Approvals have been obtained in such country.

1.32                                    “FTE” means the equivalent of full-time  work of a person, carried out by one or more employees of the Parties, who devotes a portion of his or her full time, consisting of ***, in support of any of the activities contemplated hereunder during any period of ***.

1.33                                    “FTE Rate” means the rate for an FTE to be charged for ***, *** development ***, or *** or other activities, as applicable.  The FTE Rate for clinical development activities shall be ***, the FTE Rate for regulatory and non-clinical development activities shall be ***, and the FTE Rate for all other activities (including manufacturing activities) shall be ***.

1.34                                    “Fully Burdened Cost” means the ***, ***, *** of the applicable ***, ***or

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

*** plus *** and *** incurred and *** to the provision of ***, *** or *** in accordance with *** applied in a manner consistent with ***.

1.35                                    “GAAP” means generally accepted accounting principles in the United States.

1.36                                    “Generic Product” means, with respect to a particular Licensed Product or Royalty Bearing NGP in a country, an antibody-drug conjugate that (a) contains an antibody that binds or is directed to Trop-2, (b) is approved for use in such country pursuant to a regulatory approval process governing approval of *** based on the then-applicable standards for regulatory approval in such country, *** such regulatory approval was *** upon *** by *** or was *** some other type of *** and (c) is *** in the *** as *** by any *** that is not a *** and did not *** in a *** that *** any of *** or any of ***.

1.37                                    “Good Clinical Practice” or “GCP” means (a) the then-current regulatory requirements for good clinical practices standards for clinical trials for pharmaceuticals applicable FDA regulations contained in title 21, parts 50, 54, 56, 312, 812 and 820 of the Code of Federal Regulations) and ICH guidance, including ICH E6, as amended from time to time; and (b) comparable laws or regulations applicable to the manufacture and testing of pharmaceutical materials elsewhere in the Territory.

1.38                                    “Good Manufacturing Practice” or “GMP” means (a) the then-current regulatory requirements for good manufacturing practices promulgated by the FDA under the FD&C Act (as set forth at 21 C.F.R. § 210 et seq.) and under the Public Health Service Act, Biological Products (as set forth at 21 C.F.R. §§ 600-610), as the same may be amended from time to time; and (b) comparable laws or regulations applicable to the manufacture and testing of pharmaceutical materials elsewhere in the Territory.

1.39                                    “Governmental Authority” means any government, any governmental or quasi-governmental entity or municipality or political or other subdivision thereof, department, commission, board, self-regulating authority, bureau, branch, authority, official, agency or instrumentality, and any court, tribunal, arbitrator or judicial body, in each case, whether federal, state, city, county, or local.

1.40                                    “IMMU-132” means Company’s proprietary antibody-drug conjugate known as sacituzumab govitecan or “IMMU-132”, as described more particularly in Exhibit 3.

1.41                                    “IMMU-132 Product” means a Licensed Product that contains IMMU-132.

1.42                                    “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

1.43                                    “IND” means an investigational new drug application filed with the FDA for approval to commence human clinical trials, or any equivalent application filed with any equivalent regulatory authority in a country other than the U.S.

1.44                                    “Information” means any data, results, and information of any type whatsoever, in any tangible or intangible form, including, without limitation, Inventions, trade

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

secrets, know-how, skill, knowledge, expertise, technology, practices, techniques, methods, processes, procedures, developments, specifications, formulations, formulae, Materials, software, algorithms, marketing or financial reports, clinical and non-clinical study reports, regulatory submission summaries and regulatory submission documents, test data including pharmacological, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, and stability data.

1.45                                    “Initiate” and “Initiation” mean, when used to describe clinical trials, the first dosing of the first patient or subject for such clinical trials.

1.46                                    “Interested Parties” means the *** Persons with whom Company has engaged in discussions regarding a possible strategic transaction prior to the Execution Date, and who have executed a confidentiality agreement prior to the Execution Date and whom Company has identified in writing to DLA Piper (Company’s outside counsel) as constituting the “interested parties” hereunder.

1.47                                    “Invention” means any composition of matter, article of manufacture, process, method, or other invention, discovery, or finding (whether or not patentable), including any intellectual property rights therein.

1.48                                    “Joint Steering Committee” or “JSC” means the committee formed by the Parties pursuant to Section 3.1.

1.49                                    “Licensed Molecule” means (a) IMMU-132 and (b) any other antibody-drug conjugate or any next generation antibody-drug conjugate that binds or is directed to Trop-2 and is Controlled by Company or any of its Affiliates as of the Effective Date or at any time during the Term.  Licensed Molecule includes without limitation any antibody-drug conjugate utilizing SN-38 or other chemotypes Controlled by Company or any of its Affiliates that binds or is directed to Trop-2.

1.50                                    “Licensed Product” means any pharmaceutical product that contains a Licensed Molecule, alone or in combination with other agents ***. For clarity, Licensed Product does not include ***.

1.51                                    “Licensee Know-How” means all Information that is Controlled by Licensee or its Affiliates as of the Effective Date or any time during the Term and used in, or necessary or useful for, the Development, Commercialization, or Manufacture of Licensed Molecules or Licensed Products. Licensee Know-How excludes rights under any Licensee Patents and Licensee’s interests in any Joint Patents and Joint Inventions.

1.52                                    “Licensee Patents” means all Patents (other than any Joint Patents) that are Controlled as of the Effective Date or any time during the Term by Licensee or its Affiliates  that *** a *** or ***, or the *** of any of the foregoing, or any other *** or *** to any of the foregoing.

1.53                                    “Major Market” means the ***, ***, ***, ***, ***, ***, and/or ***.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.54                                    “Manufacture” means, with respect to a Licensed Molecule, Licensed Product, or Next Generation Product, those manufacturing-related activities that support the Development (including the seeking and obtaining of Regulatory Approvals) and Commercialization of such Licensed Molecule, Licensed Product, or Next Generation Product, including manufacturing process development and scale-up, test method development, formulation development, delivery system development, and quality control development, validation, qualification and audit of clinical and commercial manufacturing facilities, bulk production, fill/finish work and stability testing, related quality assurance technical support activities and CMC activities, and including, in the case of a clinical or commercial supply of such Licensed Molecule, Licensed Product, or Next Generation Product, the synthesis, manufacturing, processing, formulating, packaging, labeling, holding, shipping, storage, distribution, quality control testing and release of such Licensed Molecule, Licensed Product, or Next Generation Product.  “Manufacturing” has a correlative meaning.

1.55                                    “Materials” means any chemical or biological substances including any:  (a) organic or inorganic chemical or compound; (b) gene; (c) vector or construct, whether plasmid, phage, virus or any other type; (d) host organism, including bacteria and eukaryotic cells; (e) eukaryotic or prokaryotic cells, cell line or expression system; (f) protein, including any peptide or amino acid sequence, enzyme, antibody or protein conferring targeting properties and any fragment of a protein or peptide or enzyme; (g) genetic material, including any genetic control element (e.g., promoters); (h) virus; or (i) assay, assay protocol or reagent.

1.56                                    “*** Agreement” means that certain agreement between Company and ***, or any agreement between *** and Licensee relating to ***.

1.57                                    “Net Sales” means, with respect to a given period of time, the gross invoice amount by Licensee, its Affiliates, and its Sublicensees (other than Sublicensees that are wholesalers or distributors) for sales of Licensed Products or Royalty-Bearing NGPs to Third Parties (including wholesalers and distributors that are also Sublicensees) in bona fide arm’s-length transactions, less the following deductions and offsets that are actually incurred, allowed, accrued and/or taken and are specifically allocated with respect to such sale, but solely to the extent that such deductions or offsets are not otherwise recovered by or reimbursed to Licensee, its Affiliates and its Sublicensees:

(a)                                 ***, *** and ***, *** and *** actually allowed or paid in connection with the sale of Licensed Products or Royalty-Bearing NGPs;

(b)                                 ***, *** or *** granted for *** or *** Licensed Products or Royalty-Bearing NGPs, *** or *** of Licensed Product or Royalty-Bearing NGPs, *** and ***, *** (including *** or ***) in each case *** of the selling price of the Licensed Product or Royalty-Bearing NGPs;

(c)                                  ***, ***, *** and *** (or equivalents thereof), *** or otherwise, based on the *** or *** to Third Party purchasers, granted to managed health care organizations, ***, or ***;

(d)                                 the portion of *** paid during the relevant time period to ***, ***or ***;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(e)                                  any *** amounts from a *** which have not been *** and have been *** by Licensee or its Affiliates, including ***, to the extent such amounts have not been previously ***; provided that any such amounts that are ***shall be *** in a *** to the extent ***;

(f)                                   ***, ***, ***, and other *** to the extent added to the *** and set forth *** in the total amount ***, as well as any *** for *** by *** related to the *** of ***;

(g)                                 *** and other *** (including ***, but solely to the extent not otherwise creditable or reimbursed) to the extent *** on the *** and *** by the purchaser (but excluding what is commonly known as ***); and

(h)                                 any *** and *** that are ***, but which are *** of *** in ***.

The methodology for calculating (a) — (g), on a country-by-country basis, shall conform to GAAP consistently applied by Licensee and its Affiliates across its product lines.

Net Sales shall include the *** of *** received by *** in respect of ***, whether such *** is in ***.

Sales of Licensed Product or Royalty-Bearing NGPs among *** shall not be included in Net Sales hereunder, but *** shall be included in Net Sales, subject to ***.  Further, the following shall not be included in Net Sales:  (i) Licensed Products or Royalty-Bearing NGPs transferred for *** or distributed ***; (ii) other transfers or dispositions for *** used as samples to ***, in amounts consistent with ***.

1.58                                    “Next Generation Product” means *** *** to ***, that (a) *** is developed by or on *** using an *** owned or controlled by *** or (ii) is acquired or in-licensed by ***and (b) ***.

1.59                                    “New Affiliate” means, with respect to a Party, a Person that becomes an Affiliate of such Party after the Effective Date as a result of a merger or acquisition of such Party (including by virtue of an acquisition of at least 50% of the voting stock of such Party).

1.60                                    “Patents” means (a) unexpired letters patent (including inventor’s certificates) which have not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal can be taken or has been taken within the required time period (and which have not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or been abandoned in accordance with or as permitted by the terms of this Agreement or by mutual written agreement), including any substitution, extension, registration, confirmation, reissue, re-examination, supplementary protection certificates, confirmation patents, patent of additions, renewal or any like filing thereof; (b) pending applications for letters patent which have not been canceled, withdrawn from consideration, finally determined to be unallowable by the applicable governmental authority or court for whatever reason (and from which no appeal is or can be taken), and/or abandoned in accordance with or as permitted by the terms of this Agreement or by mutual written consent, including any continuation, division or continuation-in-part thereof and any provisional applications; and (c) any international or regional counterparts to (a) and (b) above.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.61                                    “Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or agency or political subdivision thereof.

1.62                                    “Phase 1 Trial” means that portion of the clinical development program that provides for closely monitored clinical trials of the product in a human population designed to determine the metabolism and pharmacologic actions of the drug in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness of the drug, as more fully defined in 21 C.F.R. § 312.21(a), or its successor regulation, or the equivalent in any foreign country.

1.63                                    “Phase 2 Trial” means a clinical trial in that portion of the clinical development program for a product after a Phase 1 Trial that provides for the initial evaluation of a product on a limited number of patients in a controlled clinical study, designed to evaluate the effectiveness of a product for a particular indication in patients with the disease or condition under study and to determine a dose that is effective and sufficiently tolerated with respect to the proposed therapeutic indication, as more fully defined in 21 C.F.R. § 312.21(b), or its successor regulation, or the equivalent in any foreign country.

1.64                                    “Phase 3 Trial” means that portion of the clinical development program that provides for continued trials of a product in an extended human patient population designed to obtain data determining efficacy and safety of the product to support Regulatory Approvals in the proposed therapeutic indication, as more fully defined in 21 C.F.R. § 312.21(c), or its successor regulation, or the equivalent in any foreign country.

1.65                                    “Pre-Approval Inspection” or “PAI” means an on-site inspection of a facility by a Regulatory Authority prior to granting approval of the initial BLA and MAA as well as any PAS or Type II Variation to ensure that that the applicable manufacturing process and such facility meet the appropriate requirements and comply with the regulations. As used herein, “PAS” means the supplemental application as defined and required by the FDA for significant changes to the manufacturing process described in the BLA and which will be submitted to the FDA for the licensure of a manufacturing process at the applicable facility and “Type II Variation” means the supplemental application as defined and required by the EMA for significant changes to the manufacturing process described in the marketing authorization and which will be submitted to the EMA for the licensure of a manufacturing process at the applicable facility.

1.66                                    “Pre-Existing Company Patents” means all Company Patents owned by Company or its Affiliates as of the Effective Date, including as set forth in Exhibit 4.

1.67                                    “Proposal” means, other than the license contemplated by this Agreement, any offer or proposal for, or any indication of interest in, an exclusive license or acquisition of the Licensed Molecule (and only the Licensed Molecule); provided, however, that for purposes of clarity, an offer or proposal that contemplates a Sale of the Company or the license or acquisition of any other assets or securities of Company shall not be considered a Proposal.

1.68                                    “Regulatory Approval” means any and all approvals (including supplements,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

amendments, pre- and post-approvals, pricing and reimbursement approvals), licenses, registrations or authorizations of any national, supra-national (e.g., the European Commission or the Council of the European Union), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, that are necessary for the manufacture, distribution, use or sale of a product in the particular regulatory jurisdiction.

1.69                                    “Regulatory Authority” means, in respect of a jurisdiction, any agency, department, bureau or other governmental entity with authority over the development, manufacture, use or sale (including approval of BLAs) with respect to products in the jurisdiction, including FDA, EMA, Health Canada and Swissmedic.

1.70                                    “Regulatory Materials” means regulatory applications (including BLAs), submissions, notifications, registrations, and/or other filings made to or with a Regulatory Authority that are necessary or reasonably desirable in order to develop, use, import, sell, offer to sell, register, market, manufacture, or otherwise commercialize the Licensed Product in the Field for the Territory, along with any documents related to Regulatory Approval issued by a Regulatory Authority for the Territory.

1.71                                    “Royalty-Bearing NGP” means a Next Generation Product that *** as an ***.

1.72                                    “Sale of the Company” means (a) any merger, consolidation or reorganization approved by the Company’s stockholders, unless securities representing more than *** of the total and combined voting power of the outstanding voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned Company’s outstanding voting securities immediately prior to such transaction; or (b) the sale of all or substantially all of Company’s assets as an entirety or substantially as an entirety to any person, entity, or group of persons acting in concert, other than a sale, transfer or disposition to:  (i) a shareholder of Company in exchange for or with respect to its stock; (ii) an entity, *** or more of the total value or voting power of which is owned, directly or indirectly, by Company; (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, *** or more of the total value or voting power of the outstanding stock of Company; or (iv) an entity, at least *** of the total value or voting power of which is owned by a person described in (iii); or (c) any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d- 5(b)(1) under the Securities Exchange Act of 1934, as amended (other than Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with,  Company) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing (or convertible into or exercisable for securities possessing) more than *** of the total combined voting power of Company’s securities outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from Company or the acquisition of outstanding securities held by one or more of Company’s stockholders.

1.73                                    “Superior Proposal” means any Proposal by a Person that the Transaction Committee and the Company Board has determined in good faith, after consultation with an independent financial advisor of national recognition, is (i) more favorable from a financial point

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

of view to Company than the terms of this Agreement (including any adjustment to the terms and conditions thereof proposed in writing by Licensee in response to any such Proposal) ***. For the avoidance of doubt, if the Licensee counter-proposes terms that match the terms contained in any Proposal with respect to ***, the Proposal shall no longer be a Superior Proposal and Company shall not have the right to terminate this Agreement under Section 14.3(b).

1.74                        “Target” means a protein (including any glyco or lipoprotein) and any unique fragment, peptide or epitope thereof, and any naturally occurring allelic variant or splice variants thereof, that are encoded by the same gene.

1.75                        “Territory” means the entire world.

1.76                        “Third Party” means any Person other than (a) Company, (b) Licensee, (c) an Affiliate of Company or (d) an Affiliate of Licensee.

1.77                        “Trop-2” means the human tumor-associated calcium signal transducer 2 protein, which is also known as epithelial glycoprotein-1 antigen (EGP-1).

1.78                        “U.S.” means the United States of America, including its territories, protectorates and possessions.

1.79                        “Valid Claim” means (a) a claim (including a process, use, or composition of matter claim) of an issued and unexpired patent, which has not been held invalid or unenforceable by a patent office, court or other governmental agency or an intergovernmental agency of competent jurisdiction, which holding is unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid by the owner through reissue, disclaimer or otherwise and (b) a claim (including a process, use, or composition of matter claim) within a patent application that has not been revoked, cancelled, withdrawn, or affirmatively abandoned, or held invalid, unenforceable, unpatentable, or abandoned by a patent office, court or other governmental agency or an intergovernmental agency of competent jurisdiction, which holding is unappealable or unappealed within the time allowed for appeal; provided, however, that Valid Claim will exclude any such pending claim in an application that has not been granted within the later of (i) seven (7) years following the *** for *** and (ii) *** after *** of the *** in response to ***, in either case, unless and until such claim is granted.

1.80                        Additional Definitions. Each of the following definitions is set forth in the Section of this Agreement, as indicated below.

Definition	Reference
Agreement	Preamble
Alliance Manager	Section 3.3(a)
Arbitral Decision	Section 14.2(b)
Claims	Section 12.1
Clinical Agreement	Section 5.4
Commercialization Plan	Section 6.2
Common Stock	Section 8.3
Company	Preamble

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Definition	Reference
Company Board	Section 11.6(c)
Company Development Activities	Section 5.4
Company Development Expenses	Section 5.7(a)
Company Indemnitees	Section 12.1
Confidential Information	Section 11.1
Co-Promotion Agreement	Section 6.6
Co-Promotion Right	Section 6.6
DoJ	Section 16.19(a)
Effective Date	Section 14.1
Exchange Act	Section 11.4(c)
Execution Date	Preamble
Existing Inventory	Section 7.3(a)
Existing Regulatory Documentation	Section 13.2(k)
Existing Study	Section 5.3(a)
Facility	Section 7.1(b)
First Indications	Section 5.3(a)
FTC	Section 16.19(a)
Generic Market Data	Section 8.7(c)(i(3)
HSR Conditions	Section 16.19(b)
IMMU-132 Information	Section 11.1
Indemnitee	Section 12.3
Indemnitor	Section 12.3
JCC	Section 3.2
JDC	Section 3.2
Joint Inventions	Section 10.1
Joint Patents	Section 10.3(c)
JPC	Section 3.2
JSC	Section 3.1(a)
Legal Proceeding	Section 16.20
Letter Agreement	Section 16.6
Licensee	Preamble
Licensee Indemnitees	Section 12.2
Licensee Mark(s)	Section 14.5(d)
Losses	Section 12.1
Manufacturing Agreements	Section 7.3(d)
Marks	Section 10.8(a)
Match Period	Section 11.6(b)
Milestone Event	Section 8.4
New Affiliate Date	Section 2.11
No-Shop Start Date	Section 11.6(a)
NSCLC	Section 5.3(a)
Other Licensed Molecule	Section 2.10
Other Royalty Term	Section 8.7(b)(ii)

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Definition	Reference
Parties	Preamble
Party	Preamble
Product Infringement	Section 10.4(a)
Publication	Section 11.5
Purchased Shares	Section 8.3
Qualifying Sublicensee	Section 8.2(a)
Reimbursable Costs	Section 16.20
ROFN Election Notice	Section 2.9
ROFN Notice	Section 2.9
ROFN Product	Section 2.9
Sale of the Company Proposal	Section 11.6(c)
SCLC	Section 5.3(a)
Sole Inventions	Section 10.1

ARTICLE 2

LICENSES AND RELATED RIGHTS AND OBLIGATIONS

2.1                               Grant of Rights to Licensee.

(a)                                 License. Subject to the terms and conditions of this Agreement, Company, on behalf of itself and its Affiliates, hereby grants to Licensee an (i) exclusive (even as to Company and its Affiliates, but subject to Company’s retained rights set forth in Section 2.1(c)), royalty-bearing license, with the right to grant sublicenses in accordance with Sections 2.1(b) and 2.3, under the Company Patents, Company Know-How, and Company’s interest in the Joint Patents and Joint Inventions, to Develop, Manufacture, Commercialize, and otherwise exploit Licensed Molecules, Licensed Products and Next Generation Products in the Field in the Territory; and (ii) a non-exclusive license, with the right to grant sublicenses in accordance with Sections 2.1(b) and 2.3, under the Company Patents, Company Know-How, and Company’s interest in the Joint Patents and Joint Inventions, to Develop, Manufacture, Commercialize and otherwise exploit Companion Diagnostics in the Territory; provided that ***.

(b)                                 Sublicensing. The licenses granted to Licensee in Section 2.1(a) shall be sublicenseable solely ***, provided, however, ***, such sublicense will be subject to the prior written consent of Company, such consent not to be unreasonably withheld or delayed and Company will provide notice of its consent or decision to not consent with reasons therefor no later than *** after it receives a copy of the material terms of each such proposed sublicense in accordance with Section 2.3, provided, further, Company will not withhold its consent to the grant of such rights if the *** is *** under the proposed sublicense.  For clarity, the grant of a sublicense outside of the United States, Canada and EU will be subject to the payment of the Added Territory Payment in accordance with Section 8.2.

(c)                                  Company Retained Rights.  Notwithstanding Section 2.1(a), Company

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

retains the non-exclusive right under the Company Patents and Company Know-How to undertake, either itself or through Subcontractors, the Company Development Activities or such other obligations that are mutually agreed to in writing by the Parties, including, to the extent applicable, the right to co-promote Licensed Product solely pursuant to the Co-Promotion Right and the Co-Promotion Agreement. Company also retains the non-exclusive right, at its own cost, under Company Patents and Company Know-How in order for Company to make, have made, and use ***. The Parties acknowledge and agree that the foregoing sentence excludes ***. Furthermore, neither Company nor its Affiliates shall publish or publicly present data or other results generated from the activities contemplated in Section 2.1(c)(i) and (ii). For clarity, Company retains all rights under the Company Patents and Company Know-How with respect to compounds and products other than Licensed Molecules, Licensed Products or Next Generation Products.

2.2                               Grant of Rights to Company.

(a)                                 Licenses.  Subject to the terms and conditions of this Agreement, Licensee, on behalf of itself and its Affiliates, hereby grants to Company the following licenses under the Licensee Patents, Licensee Know-How and Licensee’s interest in the Joint Patents and Joint Inventions: (i) effective on the Effective Date, a non-exclusive, worldwide, royalty-free, fully paid license, with the right to grant sublicenses in accordance with Sections 2.2(b) and 2.3, to undertake the Company Development Activities or such other obligations under this Agreement that are mutually agreed in writing by the Parties; and (ii) effective upon Company’s exercise of the co-promotion right in Section 6.6, a co-exclusive (with Licensee or any Sublicensee of Licensee), royalty-free, fully paid license, with the right to grant sublicenses (subject to Section 2.2(b) and 2.3), to co-promote Licensed Product pursuant to the Co-Promotion Agreement.

(b)                                 Sublicensing.  The licenses granted to Company in Section 2.2(a) shall be sublicenseable solely to ***; provided, however, ***.

2.3                               Sublicense Requirements.  Each sublicense granted by a Party to a Third Party pursuant to Sections 2.1(b) or 2.2(b) (a “Sublicense”) shall (a) be in writing; (b) be subject and subordinate to, and consistent with, the terms and conditions of this Agreement; and (c) require the applicable sublicensee (the “Sublicensee”) to comply with all applicable terms of this Agreement.  No Sublicense shall diminish, reduce or eliminate any obligation of either Party under this Agreement. Solely with respect to any proposed Sublicense that requires the prior consent of the other Party, a Party shall provide a summary of the material terms of each such proposed Sublicense and each proposed amendment thereto prior to execution thereof in order to permit the consenting Party to review such Sublicense and/or amendment and to exercise its consent right.  Furthermore, in any Sublicense granted by Licensee hereunder, Licensee shall require that, upon a termination of such Sublicense, the Sublicensee must assign to Licensee, and provide to Licensee full copies of, all Regulatory Approvals and Regulatory Materials that relate to Licensed Products and/or Licensed Molecules and are owned or controlled by such Sublicensee (including as necessary to facilitate compliance with Section 14.5).  In addition, a Party shall ensure that any Sublicense that it grants hereunder explicitly states that such Sublicense will terminate upon termination of the licenses granted to the licensor Party under this Agreement; provided, that, such Sublicense may survive to the extent required by the

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Sublicensee for wind down purposes, including as required to preserve any ongoing clinical trials.

2.4                               Right to Subcontract.  Subject to the licenses granted under Sections 2.1 and 2.2 and each Party’s rights and obligations under Articles 5, 6, and 7, a Party may subcontract the performance of any Development, Commercialization or Manufacturing activities undertaken in accordance with this Agreement, to the extent permitted in the Development Plan, the Commercialization Plan, or as otherwise contemplated by the JSC, to one or more Third Parties (each such Third Party, a “Subcontractor”) pursuant to a written agreement (a “Subcontract”) which shall be consistent with the terms and conditions of this Agreement. Each Subcontract shall contain confidentiality provisions no less restrictive than those set forth in Article 11. No Subcontract shall diminish, reduce or eliminate any obligation of either Party under this Agreement. For clarity, Licensee’s and its Affiliates’ arrangements with ***, and *** entered into in the ordinary course shall be considered Subcontracts under this Section 2.4, and are not subject to consent for sublicensing pursuant to Section 2.1(b).

2.5                               No Non-Permitted Use.  Each Party hereby covenants that it shall not, nor shall it cause or permit any Affiliate or Sublicensee to use or practice, any of the other Party’s intellectual property rights licensed to it under this Article 2 except for the purposes expressly permitted in the applicable license grant(s).

2.6                               No Other Licenses.  No rights or licenses in or to any intellectual property, whether by implication, estoppel, or otherwise, are hereby granted, other than the license rights that are expressly granted under this Agreement.

2.7                               Existing Third Party Agreements.  Subject to Section 8.7(c), Licensee shall be responsible for *** of payments owed by Company under the *** as a result of the activities of Licensee, its Affiliates, or its Sublicensees in connection with this Agreement.  Promptly after the Execution Date, Company will approach *** to seek a right to sublicense its rights under *** to Licensee and its Affiliates within the scope of this Agreement.

2.8                               Exclusivity.  During the Term, neither Party nor any of its Affiliates (other than New Affiliates) shall, directly or indirectly (including via a license to a Third Party) Develop or Commercialize any ***, except:

(a)                                 in the case of Licensee, ***; and

(b)                                 in the case of Company, (i) ***, or (ii) as licensed under Section 2.1(c).

For clarity, nothing in this Section 2.8 will constitute a license under either Party’s or its Affiliates’ Information or Patents. In addition, Licensee shall take reasonable action to institute appropriate ethical walls and procedures designed to ensure no personnel of Licensee that is or has been engaged in any material development activities with respect to the Licensed Molecule or Licensed Products will be assigned to any of Licensee’s *** development programs (provided that this will not apply to Development Review Committee or Portfolio Steering Committee members with oversight responsibilities).  For purposes of the foregoing sentence, a development program will be regarded as ***.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.9                               Right of First Negotiation.  If, following the Execution Date, Company intends to start a process to sell, transfer or grant any rights to a Person (other than Licensee) with respect to any of Company’s or its Affiliates’ *** (each, a “ROFN Product”), or receives a written offer from a Person (other than Licensee) to enter into negotiations for the sale, transfer, or grant of any rights to an ROFN Product, then, in each case, Company shall provide Licensee with a written notice prior to commencing such processes or responding to such offer, as applicable (the “ROFN Notice”).  If Licensee notifies Company of its interest to license such ROFN Product following receipt of the ROFN Notice (the “ROFN Election Notice”), Company and Licensee shall enter into good faith negotiations on an exclusive basis for a period of *** to attempt to negotiate a license for such ROFN Product.  If Licensee does not provide a ROFN Election Notice within *** of receiving the ROFN Notice or the parties fail to execute a license for such ROFN Product within *** of the ROFN Election Notice, then Company shall be free to enter into a license or other agreement with such Person with respect to such ROFN Product.

2.10                        Other Licensed Molecule.  From time to time during the Term of this Agreement, Company will present to the JSC with reasonable information regarding any *** (each, an “Other Licensed Molecule”).  At the request of Licensee with *** to be agreed in good faith by the Parties, Company will transfer to Licensee Materials and further Information reasonably required by Licensee in order to evaluate, test, and assess the development and commercial potential of each such Other Licensed Molecule.  Licensee may in its sole discretion at any time during the Term elect to advance such Other Licensed Molecule by written notice to Company, it being understood that Licensee will not *** an *** on an Other Licensed Molecule without first making such election.  Upon such written election, Licensee shall pay to Company *** within *** after such election and such Other Licensed Molecule will be subject to the royalty provisions ***.  Except for the foregoing, and notwithstanding anything to the contrary in this Agreement, Licensee will have no other royalty, upfront, milestone or other payment obligations to Licensee or its Affiliates relating to any Other Licensed Molecule or the Development, Manufacturing or Commercialization thereof.  For clarity, Licensee shall not have any obligation to pay any upfront or milestone payment contemplated in Section 8.1, Section 8.4 or Section 8.5 with respect to any Other Licensed Molecule.

2.11                        Exclusion of Acquirer IP.  Notwithstanding anything to the contrary in this Agreement, in the event that a Person becomes a New Affiliate of a Party, then any Patents filed or issued, or Information Controlled, by such New Affiliate prior to such Person becoming a New Affiliate of such Party (such date, the “New Affiliate Date”) shall be excluded from Company Patents, Company Know-How, Licensee Patents, and Licensee Know-How, as applicable, and shall be excluded from the corresponding licenses granted under such rights in this Agreement, provided that, such Patents and Information were not previously Controlled by such Party or any Affiliate of such Party prior to the applicable New Affiliate Date.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 3

GOVERNANCE AND MANAGEMENT

3.1                               Joint Steering Committee.

(a)                                 Formation.  Within ten (10) days following the Effective Date, the Parties will form a Joint Steering Committee (the “JSC”) comprised of three (3) representatives of each of the Parties, unless otherwise agreed by the Parties.  One representative of Licensee at the JSC will be selected to act as the chairperson of the JSC.  The JSC will meet at least four (4) times per year until the receipt of the first Regulatory Approval with respect to a Licensed Product in a Major Market, and thereafter will meet at least twice per year.  Each Party may also schedule a meeting of the JSC on an ad hoc basis at any time upon *** weeks’ notice to the other Party, subject to the reasonable availability of the JSC members.  Meetings of the JSC may be conducted by videoconference, teleconference or in person, as agreed by the Parties.  The JSC will agree upon the time and location of the meetings.  The chairperson, or his or her designee, will circulate an agenda for each meeting approximately one week before the date scheduled for the meeting, and will include all matters requested to be included on such agenda by either Party, which request must be made at least *** business days prior to one week before the date scheduled for the meeting for inclusion in the agenda.  The chairperson, or his or her designee, will take complete and accurate minutes of all discussions occurring at the JSC meetings and all matters decided upon at the meetings except that matters reflecting legal advice of counsel will not be included in such minutes.  A copy of the draft minutes of each meeting will be provided to each Party by the chairperson, or his or her designee, after each meeting, and such minutes will be reviewed by the JSC members, with  any needed changes discussed and final minutes agreed to and provided to each Party within *** days after the meeting to which such minutes relate unless otherwise agreed.  A reasonable number of additional representatives of a Party may attend meetings of the JSC in a non-voting capacity.  Each Party is responsible for its own travel costs and expenses associated with attending meetings.

(b)                                 JSC Functions and Powers.  The responsibilities of the JSC will be as follows:

(i)                                    encouraging and facilitating communication between the Parties with respect to the development and commercialization of Licensed Products;

(ii)                                reviewing and approving the overall strategy for development of Licensed Products in the Field in the Territory;

(iii)                            reviewing and approving the Development Plan (prepared as described in Section 5.2) and reviewing and approving updates, as appropriate, to the Development Plan;

(iv)                             monitoring the progress of the development of Licensed Products against the Development Plan and each Party’s diligence in carrying out its responsibilities thereunder;

(v)                                 reviewing and discussing, but not approving, the Commercialization Plan (prepared as described in Section 6.2);

(vi)                             monitoring the progress of the commercialization of the Licensed Product Commercialization Plan;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(vii)                         coordinating the Parties’ efforts in connection with any co-promotion of Licensed Product undertaken by the Parties pursuant to Section 6.6;

(viii)                     establishing subcommittees on an as-needed basis (including without limitation those described in Section 3.2), and overseeing the activities of all subcommittees, and attempting to resolve disputes or disagreements arising in all such subcommittees; and

(ix)                             ***;

(x)                                 ***; and

(xi)                             carrying out the other duties and responsibilities described for it in this Agreement.

For clarity, the JSC shall not have any oversight or authority with respect to any Next Generation Products.

(c)                                  JSC Decision Making.  All decisions of the JSC will be made ***, with each member having one vote.  If after reasonable discussion and consideration of each of the Parties’ views on a particular matter before the JSC, the JSC is unable to reach a decision *** on such matter, then *** shall have the final decision-making authority with respect to such matter, except that if such matter is a Company Matter, then *** shall have the final decision-making authority with respect to such Company Matter. The JSC shall not have any authority other than that expressly set forth in this Agreement and, specifically, shall have no authority (A) to amend this Agreement, (B) to determine whether or not a Party has met its diligence or other obligations under the Agreement, or (C) to determine whether or not a breach of this Agreement has occurred.

(d)                                 Termination of JSC.  The JSC shall continue to exist until the earliest of: (a) the Parties mutually agreeing to disband the JSC; (b) Company providing to Licensee written notice of its intention to disband and no longer participate in the JSC, or (c) termination pursuant to Section 14.3(c).  Thereafter, (x) in the case of clause (a) in the preceding sentence, the JSC shall have no further obligations under this Agreement, and Licensee shall provide annual reports to Company summarizing the Development and Commercialization activities undertaken pursuant to this Agreement and (y) in the case of clauses (b) and (c) of the preceding sentence, all decision-making authority and powers of the JSC prior to its termination pursuant to clause (b) of the preceding sentence shall be assumed by and vest in ***.

3.2                               Formation of Specific Subcommittees.  The JSC shall form the following subcommittees:  (a) a joint development committee (“JDC”) to oversee development of Licensed Products in Territory; (b) a joint commercialization committee (“JCC”) to receive updates regarding the commercialization of Licensed Products in the Territory; and (c) a joint patent committee (“JPC”) to coordinate patent prosecution and defense, taking into account the interests of Company with respect to claims of Company Patents that are not relevant to Licensed Products.  At the first meeting of the JSC, JSC shall form the JDC, JPC and JCC. Sections 3.1(a), (c), and (d) shall apply, mutatis mutandis, to each of the foregoing

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

subcommittees, except as otherwise specified by the JSC with approval of both Parties’ representatives, and except that if any subcommittee is unable to reach a decision by *** on any matter, then such matter shall be referred to the JSC for resolution in accordance with Section 3.1(c).  For clarity, each subcommittee’s authority shall be derivative of the authority of the JSC, and the JSC shall identify the specific functions and powers listed in Section 3.1(b) that it delegates to each of the subcommittees.

3.3                               Alliance Managers.

(a)                                 Appointment.  Each of the Parties shall appoint a single individual to act as a single point of contact between the Parties (each, an “Alliance Manager”).  Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party.  Any Alliance Manager may designate a substitute to temporarily perform the functions of that Alliance Manager by written notice to the other Party.

(b)                                 Responsibilities.  Alliance Managers shall be nonvoting participants in the JSC meetings, unless they are also appointed members of the JSC pursuant to Section 3.1(a).  An Alliance Manager may bring any matter to the attention of JSC if such Alliance Manager reasonably believes that such matter warrants such attention.  Each Alliance Manager shall be charged with creating and maintaining a collaborative work environment within the JSC.  In addition, each Alliance Manager: (i) will be the point of first referral in all matters of conflict resolution; (ii) will coordinate the relevant functional representatives of the Parties in developing and executing strategies and plans for the Products in an effort to ensure consistency and efficiency throughout the world; (iii) will provide a single point of communication for seeking consensus both internally within the respective Parties’ organizations and between the Parties regarding key strategy and plan issues; (iv) will identify and bring disputes to the attention of the JSC in a timely manner; (v) will plan and coordinate cooperative efforts and internal and external communications; and (vi) will take responsibility for ensuring that governance activities, such as the conduct of JSC meetings and production of meeting minutes, occur as set forth in this Agreement, and that relevant action items resulting from such meetings are appropriately carried out or otherwise addressed.

ARTICLE 4

TRANSFER AND TECHNICAL ASSISTANCE

4.1                               Transfer of Company Know-How.  Promptly after the Effective Date, ***, Company will transfer to Licensee the Company Know-How listed in Exhibit 1.  Further, from time to time during the Term at the request of Licensee, ***, Company shall ensure the timely transfer of all other Information, documents, tangible embodiments and reports comprising the Company Know-How necessary or useful for Licensee to assume its responsibilities under the Development Plan or otherwise exercise its rights relating to Development or Manufacturing under this Agreement, which transfer shall occur in a manner and following a reasonable schedule established by the JSC.

4.2                               Assistance by Company.  To the extent not covered by Section 4.1, at

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Licensee’s reasonable request, Company will provide such further technical assistance as may be requested by Licensee in connection with the transfer to Licensee of the Development and Manufacture of Licensed Products in the Territory to ensure Licensee is fully capable of engaging in the Development and Manufacture of the Licensed Molecules and Licensed Products under this Agreement.  To the extent not covered by Section 4.1, Licensee will compensate Company on an FTE basis at the FTE Rate for such further assistance by making cash payments to Company, based on not-to-exceed estimates provided in advance and written invoices provided by Company from time to time.

ARTICLE 5

DEVELOPMENT

5.1                               Research and Development Responsibility.  Licensee shall have sole authority and responsibility for the Development of Licensed Products in the Field in the Territory, subject to the oversight of the JSC and subject to Section 5.4.

5.2                               Development Plan.  The development of Licensed Product shall be governed by a written multi-year, research and development plan that sets forth the anticipated research, pre-clinical and clinical development activities to be performed with respect to such Licensed Product (and, if relevant, any Companion Diagnostic) throughout the Territory, and projected timelines for completion of such activities (the “Development Plan”).  The initial Development Plan is attached as Exhibit 2, which shall be updated by the Parties *** following the formation of the JDC.  On an annual basis ***, or more often as the Parties deem appropriate, the JSC shall, or shall request the JDC to, update and amend, as appropriate, the then-current Development Plan. Such updates and amendments shall reflect any changes, re-prioritization of, or additions to the development activities of the then-current Development Plan, as determined by the JSC. Updates and amendments to the Development Plan shall be approved by the JSC in accordance with the decision-making procedures in Section 3.1(c). Once approved by the JSC, each updated or amended Development Plan shall become effective and supersede the previous Development Plan as of the date of such approval or at such other time as decided by the JSC.  Licensee and Company shall each use Commercially Reasonable Efforts to perform their respective tasks and obligations in conducting all activities ascribed to it in the Development Plan, substantially in accordance with the time schedules set forth therein.  In the event of any inconsistency between the Development Plan and this Agreement, the terms of this Agreement shall prevail.

5.3                               Indications.

(a)                                 The Parties acknowledge and agree that the initial Development Plan existing on the Execution Date covers four primary indications for Licensed Product, namely Triple-Negative Breast Cancer (“TNBC”), Non-Small-Cell Lung Cancer (“NSCLC”), Small-Cell Lung Cancer (“SCLC”), and Urothelial Cancer (“UC”) (the “First Indications”).  The initial Development Plan includes the Phase I/II Study of IMMU-132 in Patients With *** (ClinicalTrials.gov Identifier: NCT01631552) (the “Existing Study”).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)                                 On an ongoing basis during the term of the Agreement, while the JSC continues, the Parties shall, via the JSC or the JDC, further review and ***, including both other types of *** approved (for example, ***, etc.) and (ii) ***.

(c)                                  *** may, from time to time, propose additional potential indications and/or potential combination therapies to the JSC, which proposal shall include a reasonably detailed description of (i) the rationale for pursuing such indication or combination therapy and (ii) the clinical trial(s) that *** would recommend undertaking in order to pursue such indication or combination therapy.  The JSC shall consider these proposals in good faith and in a timely manner, ***. The JSC may, in its sole discretion, ***. Notwithstanding the foregoing, the JSC shall not be required to consider, and may in its sole decision decline, any proposal relating to a Terminated Indication.

5.4                                           Company Development Activities.  Company shall be responsible for completing the Existing Study, subject to the Parties entering into a mutually agreeable clinical management agreement with customary terms (“Clinical Agreement”), including compensation to Company on an FTE basis at the FTE Rate, plus Company’s cost of materials, requirements that all Development activities are conducted in accordance with GCP, GMP and other applicable standards in the industry and Applicable Law, and other customary terms for agreements of this sort.  Notwithstanding the foregoing, Company will not amend the protocol or enroll in any expansion or phase 2 cohorts other than ***or transition to *** for any *** for any Existing Study, without a decision of the JSC.  To ensure timely submission of data to regulatory authorities, JSC may elect to have Licensee assume some or all of the operational aspects of the Existing Study, including but not limited to ***.  Company may elect, subject to JSC approval and the Parties entering into a Clinical Agreement, to assume responsibility to perform up to two (2) additional *** on *** in ***.  The Licensee shall not unreasonably withhold the approval of its JSC members for such additional ***.  Notwithstanding the foregoing, the JSC shall not be required to consider, and may in its sole decision decline, any proposed election relating to a Terminated Indication.  Following JSC approval of any additional *** to be conducted by Company, the Parties will work together, via the JSC, to incorporate such *** into the then-current Development Plan.  Company’s conduct of the Existing Study and any such additional activities approved by the JSC are referred to herein, collectively, as the “Company Development Activities.” Company shall use Commercially Reasonable Efforts to perform the Company Development Activities.  For clarity, JSC may not assign a Company Development Activity to Company in the Development Plan without the prior written consent of Company.  The activities of Company’s Affiliates and its permitted Sublicensees shall be attributed to Company for the purposes of evaluating Company’s fulfillment of the obligations set forth in this Section 5.4.  Except for Company Development Activities, neither Company nor its Affiliates shall perform any Development of IMMU-132.

5.5                                           Developmental Diligence.  Licensee shall use Commercially Reasonable Efforts to clinically develop and to obtain Regulatory Approval for IMMU-132 (or, if Licensee ceases development of IMMU-132, an Other Licensed Molecule) in the *** in ***.  The activities of Licensee’s Affiliates and its permitted Sublicensees shall be attributed to Licensee for the purposes of evaluating Licensee’s fulfillment of the obligations set forth in this Section 5.5.  For clarity, Licensee will not be responsible for delays in clinical development or obtaining

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Regulatory Approval to the extent caused by a failure or delay in the performance by Company of any obligation under Article 4, 5 or 7 or any representation or warranty related thereto. Notwithstanding anything in this Agreement to the contrary, Licensee will have no obligation under this Agreement to Develop, Manufacture or Commercialize or otherwise pursue Next Generation Products.

5.6                                           Remedy for Termination of Development

(a)                                 In the event Licensee decides not to pursue a Regulatory Approval in the Territory for any of the *** before initiating a pivotal trial for ***, then, subject to *** under Section 5.6(c), Licensee shall have *** to propose a *** for which it will seek Regulatory Approval in the Territory, along with a proposed written development plan for such ***.

(b)                                 Notwithstanding anything to contrary in this Agreement, if during the pursuit of a *** or a *** Licensee reasonably and in good faith determines (and summarizes its reasoning in a written notice delivered by Company) that (i) Licensed Product will not result *** to *** in such ***, (ii) it is no longer ***, or (iii) an *** exists for the Licensed Product in *** (each *** pursuant to clauses (i) or (iii), a “***”), then Licensee will no longer be required to pursue ***under this Agreement (including Section 5.5), but will be, in each case (i) through (iii), required to *** a *** provided that it does not *** of *** under Section 5.6(c).

(c)                                  Notwithstanding Sections 5.6(a) and 5.6(b), Licensee shall not be required to *** more than a total of *** beyond the *** *** pursuant to clauses (a) and (b) of this Section 5.6.

(d)                                 If Licensee fails to comply with its obligation to propose or introduce a *** in accordance with Section 5.6(a) or 5.6(b), as applicable, and Licensee does not cure such failure within *** following written notice by Company thereof, then the royalty rates set forth in Section 8.7 will increase in each tier by *** for each such *** with respect to which Licensee failed to comply with Section 5.6(a) or 5.6(b), up to a maximum of ***

5.7                                           Costs of Development.

(a)                                 Costs.  Licensee shall pay all costs associated with the development, manufacturing, and registration of Licensed Products that are incurred by Licensee or its Affiliates.  In addition, Licensee shall reimburse Company on an FTE basis in connection with the performance by Company of the Company Development Activities (the “Company Development Expenses”) subject to applicable budget or caps set forth in the Clinical Agreement or as set forth in the Development Plan.

(b)                                 Report and Payment of Company Development Expenses.  By the *** (***) day of each Calendar Quarter after the Effective Date, Company shall provide Licensee with an invoice for the actual Company Development Expenses for the preceding Calendar Quarter, if any, accompanied by reasonable supporting documentation.  Licensee shall pay Company the amount in each invoice provided pursuant to this Section 5.7(b) within *** (***) days after receipt thereof.  Licensee shall have the right, at a reasonable time and upon reasonable prior notice, to audit Company’s records to confirm the accuracy of Company’s costs

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

and reports with respect to Company Development Expenses under this Agreement.  ***.

5.8                                           Records; Reports.  Each Party shall prepare and maintain complete and accurate records of all work conducted by it under the Development Plan and all Information resulting from such work.  Such records shall be complete and accurate and shall fully and properly reflect all work done and results achieved in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes.  Each Party shall have the right to review such records maintained by the other Party at reasonable times.  Each Party shall provide the JSC (or the other Party, if the JSC has been terminated) with regular reports summarizing in reasonable detail its work under the Development Plan and the results of such work.  Unless the JSC establishes a different schedule, such Information shall be provided to the JSC reasonably in advance of any regularly scheduled JSC meeting (or to the other Party on semi-annual basis following termination of the JSC).  Each Party shall promptly provide the JSC or the other Party with any additional Information regarding its Licensed Product development activities that is reasonably requested.  Without limiting the forgoing, Licensee shall inform Company promptly following the occurrence of any significant development or regulatory event that occurs relating to Licensed Products (e.g., initiation or completion of a clinical trial, submission of a U.S. or international regulatory filing, receipt of a response to such U.S. or international regulatory filing, or clinical safety event for the Licensed Products).

5.9                                           Regulatory Responsibility.

(a)                                 Licensee, its Affiliates, and Sublicensees shall be the legal and beneficial owner of all Regulatory Approvals and Regulatory Materials for Licensed Product in the Territory, and Regulatory Materials relating to such Regulatory Approvals in the Territory shall be submitted by, and in the name of, Licensee (or its Affiliates or Sublicensees, as the case may be).  All INDs and CTAs for the Existing Study shall be transferred to Licensee within *** days following the completion of the Existing Study, and thereafter the Licensee will be the sponsor under all INDs and CTAs relating to the Licensed Product. As such, Licensee shall be responsible for reporting all adverse drug reactions related to Licensed Products to the appropriate Regulatory Authorities in the relevant countries in the Territory, in accordance with Applicable Law of such countries.  Licensee shall also be responsible for all meetings with Regulatory Authorities and all post-Regulatory Approval commitments to Regulatory Authorities.

(b)                                 During the Term following the Effective Date, Licensee shall keep Company reasonably and regularly informed of the submission to Regulatory Authorities of all material Regulatory Materials, meetings with Regulatory Authorities, and receipt of, or any material changes to existing, Regulatory Approvals, in each case for the applicable Licensed Product in the Territory.  During the Term following the Effective Date, Licensee will use commercially reasonable efforts to provide to Company any Regulatory Materials reasonably in advance of submission to Regulatory Authorities, to the extent practicable, so as to provide Company with an opportunity to review and provide its comments.

(c)                                  In the event Company assumes responsibility for any portion of the Territory, the Parties shall enter into a customary pharmacovigilance agreement.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d)                                 Within ***days after the Effective Date or such longer time as may reasonably be necessary not to exceed ***days after the Effective Date, Company shall transfer and deliver all Regulatory Materials to Licensee in the manner and to locations reasonably selected by Licensee. Licensee shall also have the right to access any Company Know-How included or referenced therein and use such Company Know-How in connection with the performance of Licensee’s obligations and exercise of its rights under this Agreement, including inclusion of such information and Company Know-How in Regulatory Materials for any Licensed Products.

(e)                                  Licensee shall promptly provide copies of all material correspondence received from a Regulatory Authority relating to adverse effects and safe use of any Licensed Product, and all safety and adverse event reports submitted by Company to a Regulatory Authority relating to a Licensed Product, all of which will be the Confidential Information of Licensee.

(f)                                   Without limiting Section 5.9(a), Company, on behalf of itself and its Affiliates, hereby grants to Licensee a right of reference to all INDs and CTAs for the Existing Study and any other Regulatory Materials Controlled by Company or its Affiliates with respect to Licensed Products for the purpose of submitting additional INDs and CTAs and obtaining or maintaining the Regulatory Approvals for Licensed Product in the Territory.

(g)                                 Licensee shall have the exclusive right to seek and attempt to obtain pricing and reimbursement approvals for the Licensed Products in the Territory.

(h)                                 Company shall cooperate in good faith with Licensee in obtaining the Regulatory Approvals for IMMU-132 in the indications contemplated by the Development Plan, subject to reimbursement at the applicable FTE Rate for such activities.

5.10                                    Materials; Limited Use.

(a)                                 Transfer of Materials.  In order to facilitate the Development Plan, either Party may provide to the other Party certain Materials Controlled by the supplying Party (“Transferred Materials”).

(b)                                 Limited Use.  The receiving Party shall use the Transferred Materials solely for the activities provided for in this Agreement (including the Development Plan).  Except as reasonably necessary or useful to carry out the activities described in the Development Plan, the receiving Party shall not, without the express prior written consent of the supplying Party, attempt to reverse engineer, reconstruct, synthesize or otherwise modify or copy any Transferred Materials.

(c)                                  Experimental Material.  The Parties acknowledge that the Transferred Materials are experimental in nature and may have unknown characteristics and therefore agrees to use prudence and reasonable care in the use, handling, storage, transportation and disposition and containment of the Transferred Materials.

(d)                                 Compliance with Laws.  Each of the Parties shall use the Transferred

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Materials in compliance with Applicable Laws.

ARTICLE 6

COMMERCIALIZATION

6.1                                           Commercialization of Licensed Products.  Licensee shall have sole authority and responsibility for, and shall use Commercially Reasonable Efforts in, the commercialization of Licensed Products in the Field, subject to Company’s Co-Promotion Right.  Licensee shall have sole discretion with respect to the pricing of the Licensed Products in the Territory sold by Licensee, its Affiliates, its permitted Sublicensees or Company.

6.2                                           Commercialization Plan.  Commercialization of Licensed Product under this Agreement shall be governed by a written Commercialization Plan that describes the anticipated commercialization activities (including promotional, marketing and sales activities) to be performed with respect to Licensed Product in the Territory by Licensee, its Affiliates, or it permitted Sublicensees, as well as projected timelines and annual budgets for such activities (the “Commercialization Plan”).  The initial Commercialization Plan shall be drafted by Licensee no later than ***.  On an annual basis thereafter (no later than *** of each Calendar Year), or more often as the Parties deem appropriate, the Licensee shall update and amend, as appropriate, the then-current Commercialization Plan.  Such updates and amendments shall reflect any changes, re-prioritization of, or additions to the anticipated commercialization activities.  Once provided to the JSC, each updated or amended Commercialization Plan shall become effective and supersede the previous Commercialization Plan as of the date of such provision or at such other time as decided by the JSC.  In the event of any inconsistency between the Commercialization Plan and this Agreement, the terms of this Agreement shall prevail.

6.3                                           Commercial Diligence.  Licensee shall use Commercially Reasonable Efforts to market, promote and commercialize IMMU-132 Product (or, if Licensee ceases development of IMMU-132 or IMMU-132 Product, an Other Licensed Product) in any indication for which Regulatory Approval is obtained in a Major Market, subject to any Regulatory Approvals that may be necessary in particular Major Market countries prior to conducting certain commercialization activities.  The activities of Licensee’s Affiliates and Sublicensees shall be attributed to Licensee for the purposes of evaluating Licensee’s fulfillment of the obligations set forth in this Section 6.3.

6.4                                           Commercialization Costs.  Licensee shall be responsible for all costs and expenses associated with its commercialization activities hereunder.

6.5                                           Commercialization Reporting.  Licensee will keep the JSC regularly informed about all of Licensee’s efforts to commercialize Licensed Product, including progress towards meeting the goals and milestones in the Commercialization Plan, significant developments in such Commercialization efforts, any reasons for any deviations or variances (either in time or in sales or other numerical figures) in meeting sales projections, milestones or timelines in the Commercialization Plan, and any proposed changes in its marketing strategies.  Such disclosures will be made in a written report provided to Company at least annually for as long as Licensed

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Products are being sold in one (1) or more of the ***.

6.6                                           Co-Promotion Right.  At any point prior to ***, Company shall have the right (the “Co-Promotion Right”) to elect, in writing to Licensee, to field up to 50%, of the sales efforts  (excluding any management personnel)  for the commercialization of IMMU-132 in all indications in the United States, reasonably calculated taking into account ***, *** and *** for IMMU-132, up to a maximum of ***, subject to Licensee’s reasonable determination that Company’s representatives have sufficient expertise and ability to fully perform the tasks assigned to them in the Commercialization Plan and by the JCC and the hiring, training and readiness of those representatives in accordance with the Co-Promotion Agreement (as defined below).  In the event that Company notifies Licensee of its exercise of the Co-Promotion Right by the deadline set forth above, the Parties shall confer and negotiate in good faith the terms of a written agreement under which Company will co-promote Licensed Product (the “Co-Promotion Agreement”).  The Co-Promotion Agreement shall be consistent with this Section 6.6 and shall include the following terms: (i) Company will be ***; (ii) Licensee shall ***; (iii) ***; and (iv) such other terms and conditions customary for this type of agreement and appropriate to ensure the quality and performance of Company’s sales representatives.  The Parties shall use commercially reasonable efforts to complete and execute the Co-Promotion Agreement no later than *** following Company’s exercise of the co-promotion right.

ARTICLE 7

MANUFACTURING

7.1                                           Manufacturing Generally.  Subject to Section 7.2 and Section 7.3, Licensee shall have sole control, at its sole expense, over manufacturing, and controlling the supply chain for, all Licensed Products for use and/or sale by Licensee, its Affiliates, and its permitted Sublicensees in the Territory.  To the extent Company is responsible for Manufacturing clinical and commercial supply, without limiting the foregoing:

(a)                                 Supply Agreement and Quality Agreement. The Parties shall negotiate in good faith, and as soon as reasonably practicable, execute and deliver a supply agreement and related quality assurance agreement that governs the responsibilities related to supply of IMMU-132 and quality systems, quality requirements, quality control, testing and manufacturing records, audits, complaints, inspections and release for IMMU-132 (the “Supply/Quality Agreements”).

(b)                                 Access to Facilities.  Company will accommodate Licensee personnel visiting any of its facilities where it conducts manufacturing of IMMU-132 (each a “Facility”).  Licensee will provide Company with reasonable notice for any such visits.  While at a Facility, such Licensee personnel shall have reasonable access to all areas as are relevant to Company’s performance of  its manufacturing obligations hereunder, including areas for the manufacture, storage or quality testing of IMMU-132, and shall comply with all applicable Company policies and procedures.  Licensee will be solely responsible for all costs associated with such visits by Licensee personnel.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)                                  Person in Plant. Licensee may designate at its discretion up to *** representatives to be present in the applicable Facility during normal working hours to coordinate, expedite and guide manufacturing.

(d)                                 Office Space.  With respect to any Licensee representatives designated by Licensee to be present at any Facility, Company shall provide: (a) an on-site office or conference room, reasonable access to parking and toilet facilities; (b) reasonable access to and use of telephone, internet (but not Company’s intranet), and photocopying services; and (c) such other reasonable and customary business accommodations for such Licensee personnel as are necessary to perform any activities relating to manufacturing performed at such Facility.

(e)                                  Subcontracting.  Notwithstanding Section 2.2(b), Section 2.3, and Section 2.4, to the extent such activity is conducted as of the Execution Date by Company at a Facility, Company shall not subcontract all or any portion of its obligations under this Article 7 without Licensee’s prior written approval and in accordance with the applicable Supply/Quality Agreement, and, in the event of such approval, Licensee shall have the right to review and approve in advance any proposed subcontract to be executed by Company; such review and approval will not be unreasonably delayed, withheld, or conditioned.  Any new agreement with a permitted subcontractor shall provide that Licensee has the right, but not the obligation, to conduct audits of the vendors’ and subcontractors’ facilities and operations, subject to the reasonable approval of said vendors and subcontractors.  Company shall be liable for its subcontractors hereunder to the same extent as if Company itself had performed or failed to perform.

7.2                                           Clinical and Commercial Supply.  On a transitional basis, Company shall supply mutually agreed quantities of IMMU-132 for use by Licensee for the activities contemplated under the Development Plan and as otherwise for commercial launch and inventory build, at a transfer price equal to Company’s Fully Burdened Cost plus *** percent (***%).  Such transfer price shall be paid by Licensee no later than *** (***) days after Licensee’s receipt of a shipment of IMMU-132.  Company shall (or cause its Affiliates to) (a) manufacture (or have manufactured on its behalf) IMMU-132 in accordance with GMP and (b) provide, and shall use Commercially Reasonable Efforts to cause Company’s Third Party manufacturer(s) to provide, all reasonable access, as requested by Licensee, to audit the manufacturing process.  For clarity, this provision does not apply to Existing Inventory.

7.3                                           Transfer of Manufacturing Technology.

(a)                                 Promptly after the Effective Date, Company shall transfer to Licensee all then-existing and in-process inventory of IMMU-132 (totaling ***) (“Existing Inventory”), including a copy of all supporting batch records, in-process and release testing, GMP certifications and other documentation as reasonably required by Licensee. Company hereby represents and warrants to Licensee that all Existing Inventory has been manufactured and stored in accordance with GMP and all Applicable Laws, and that it complies in all respects with applicable specifications, which will be provided to Licensee as soon as practicable after the Effective Date.  Further, Company shall assign and transfer to Licensee any existing manufacturer’s warranty with respect to the Existing Inventory to the extent allowed under any applicable agreement.  The transfer price for such Existing Inventory shall be equal to

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Company’s Fully Burdened Cost of manufacturing, but not to exceed ***.  Subject to the provision by Company to Licensee of reasonable documentation demonstrating such costs, such transfer price shall be paid by Licensee no later than *** after receipt of the Existing Inventory.

(b)                                 At Licensee’s request, Company shall, without any further consideration, fully transfer, within a reasonable and expeditious timeframe and in any event to be initiated within *** of the Effective Date, the entirety of the commercial process for the Manufacture of the antibody component of IMMU-132 (i.e., “hRS7”) and all related processes and components, including all Information and Company Know-How used in, necessary for or related to such process, to a contract manufacturer designated by Licensee; provided that at Licensee’s request, Company shall transfer all documents and materials required for implementation of the Manufacture of IMMU-132 as soon as practicable, but no later than *** after the request by Licensee at any time following the Effective Date.

(c)                                  Without limiting the foregoing, Company will ensure that each Facility is ready for Pre-Approval Inspection (PAI) within *** after the submission of the BLA, and the costs of mutually agreed maintenance or upgrades required at each Facility for such Facility to successfully complete PAI will be ***.

(d)                                 After Licensee has notified Company that it is prepared to take over all manufacturing responsibility for Licensed Product, Company shall, to the extent it is legally able, assign, or cause to be assigned, to Licensee all of Company’s and its Affiliates’ existing manufacturing, supply and storage agreements pertaining to any Licensed Products (the “Manufacturing Agreements”), but excluding the portion of any such agreements that relate to products that are not included in the licenses granted to Licensee hereunder.  To the extent that, and for so long as, Company is unable to effect such assignments to Licensee, Company shall take any and all actions necessary (including entering into any subcontracting, subleasing or sublicensing arrangements) to provide Licensee with the full benefits of such Manufacturing Agreements with respect to Licensed Product.

ARTICLE 8

FINANCIAL PROVISIONS

8.1                                           Upfront Payment. On or within *** following the Effective Date, Licensee shall pay to Company an initial fee of Two Hundred Fifty Million Dollars ($250,000,000).  Such fee shall be non-refundable and, except as set forth in Section 16.20, shall not be creditable against any other amount due to Company pursuant to this Agreement.

8.2                                           Added Territory Payment.  In consideration for receiving license rights outside the U.S., Canada, and EU, Licensee agrees as follows:

(a)                                 If Licensee sublicenses commercial rights under this Agreement outside of the U.S., Canada and EU to one or more Third Parties (a “Qualifying Sublicensee”) prior to *** of the Execution Date, then, in addition to the royalties and milestone payments otherwise due under this Article 8 ***, Licensee shall pay Company ***% of any *** received by Licensee

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

from such Qualifying Sublicensee(s).  For clarification, if earned, Company shall receive the greater of *** or ***. For the avoidance of doubt, if Licensee makes the payment in accordance with Section 8.2(b), this Section 8.2(a) shall no longer apply.

(b)                                 At any time prior to the earlier of (i) *** of the Execution Date; or (ii) the grant of a Sublicense to a Qualifying Sublicensee in accordance with Section 8.2(a), Licensee shall have the right to elect to pay Company a *** payment of $50 million, and upon such payment, ***.

(c)                                  If Licensee does not comply with either Section 8.2(a) or 8.2(b), then *** of the Execution Date.  In such event, the Parties will ***.

8.3                                           Equity Purchase. On the Execution Date, Licensee and Company shall execute (a) a Stock Purchase Agreement, pursuant to which (i)  Licensee will purchase 3,000,000 shares (the “Purchased Shares”) of common stock, par value $0.01 per share, of Company (“Common Stock”) for an aggregate purchase price of $14,691,930 and (ii) Company will execute and deliver to, and in favor of, Licensee, a warrant on customary terms reasonably acceptable to Licensee (the “Warrant”), pursuant to which Licensee will have the right, until February 10, 2020, to purchase up to 8,655,804 shares (the “Warrant Shares”) of Common Stock at an exercise price of $4.90 per share (in each case, subject to adjustment in accordance with the terms of the Warrant), and (b) a Registration Rights Agreement, pursuant to which Company will agree to register the Purchased Shares and the Warrant Shares.

8.4                                           Development Milestone Payments. Licensee shall pay to Company the milestone payments set forth in the table below within *** after the first achievement by Licensee, its Affiliates or Sublicensees of the listed milestone event (“Milestone Event”) ******. For clarity, the payments under this Section 8.4 ******.

Milestone Event	Milestone Payment

***

1. *** by *** in *** for *** (i.e., ***). The Parties acknowledge and agree that ***, without any duty to make such *** in ***, and that if this ***.	***

2. *** by ***.	***

3. *** of ***	***

4. *** by *** (i.e., *** on the *** granted by the ***). The Parties acknowledge and agree that if this ***.	***

5. *** by *** under the ***.	***

6. *** Regulatory Approval by ***.	***

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7. *** of BLA ***	***

8. Acceptance by ***. Not applicable if ***.	***

9. *** Regulatory Approval by ***. Not applicable if ***.	***

10. *** by ***. *** if such ***.	***

11. *** by ***. *** if such ***.	***

***

1. *** of a ***.	***

2. *** by ***.	***

3. *** by ***.	***

4. *** by ***. *** such ***.	***

5. *** by ***. *** if such ***.	***

6. *** by ***.	***

7. *** of ***	***

8. *** of ***	***

9. *** of ***for *** such ***	***

***

1. *** of a ***.	***

2. *** by ***.	***

3. ***	***

4. *** by ***.	***

5. *** by ***.	***

6. *** by ***.	***

7. ***	***

8. *** of ***.	***

9. *** of ***.	***

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

The milestone payments set forth in this Section 8.4 are subject to, and conditioned upon the following terms and conditions:  (a) the Parties acknowledge and agree that ***; (b) for any given indication, the milestone payments shall ***; (c) in the event that a milestone is paid for an indication ***; (d) the milestones set forth in the table above with respect to ***; (e) the milestones set forth in the table above with respect to ***; and (f) for *** and the *** for purposes of this Section 8.4, such ***.

8.5                                           Sales Milestones.  Licensee shall pay to Company each of the one-time milestone payments set forth below within *** after the conclusion of the Calendar Quarter in which Net Sales of all IMMU-132 Products in the Territory first exceed the indicated Dollar value in a Calendar Year.  Licensee shall promptly notify Company of the occurrence of the first achievement of each such sales level. For clarity, the payments under this Section 8.5 shall not apply to any Licensed Product, other than an IMMU-132 Product.

Global Annual Net Sales	Milestone Payment
***	***
***	***
***	***
***	***
***	***
***	***
***	***

8.6                                           Milestone Terms and Conditions.  Licensee shall notify Company within *** after the occurrence of each milestone event giving rise to a payment obligation.  Once paid, all milestone payments made to Company pursuant to Section 8.4 or Section 8.5 shall be non-refundable and, except as set forth in this Article 8 or Section 16.20, shall not be creditable against any other amount due to Company pursuant to this Agreement.  If Company believes that any Milestone Event has been achieved or that Licensee’s determination with respect to a Milestone Event is not reasonable, it shall so notify Licensee in writing and the Parties shall promptly meet and discuss in good faith whether such Milestone Event has occurred.  Any dispute under this Section 8.6 regarding whether or not a Milestone Event has occurred or whether Licensee’s determination that a Milestone Event has not occurred is reasonable shall be subject to resolution in accordance with Article 15.

8.7                                           Royalty Payments.

(a)                                 Royalty Rates on Licensed Products or Royalty Bearing NGP. Subject to Section 8.7(c), for the term specified in Section 8.7(b), Licensee shall pay to Company

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

incremental royalties on Net Sales of Licensed Products (in aggregate) or Royalty Bearing NGP at tiered royalty rates determined by annual Net Sales of each as follows:

Net Sales (US$) Per Calendar Year of Licensed Products (in aggregate) or Royalty Bearing NGPs	Royalty Rate
***	***
***	***
***	***
***	20%

Notwithstanding anything to the contrary, (i) with respect to any Licensed Product other than an IMMU-132 Product, the royalty rate in any country for the period ending on the *** of the First Commercial Sale of IMMU-132 Product in such country will be as set forth in the table above, and thereafter, until the expiration of the Other Royalty Term for such Licensed Product in such country, will be ***, and (ii) except for the royalties set forth in this Section 8.7(a), ***.

For example, in the instance of a full Calendar Year, if annual Net Sales of all Licensed Products in such Calendar Year are $1.5 billion in the aggregate and Net Sales of all Royalty Bearing NGPs are $1 billion in the aggregate, royalty payments would be calculated as follows:

(i)                                          With respect to Licensed Products, the royalty rate would be ***.

(ii)                                      With respect to Royalty Bearing NGP, the royalty rate would be ***.

(b)                                 Royalty Term.

(i)                                          IMMU-132 Product Royalty Term. Licensee’s obligation to pay a royalty under Section 8.7(a) for a particular IMMU-132 Product shall be in effect in each country of sale from First Commercial Sale in the country and shall expire, on a country-by-country and product-by-product basis, on the later of (i) *** and (ii) ***.

(ii)                                      Other Royalty Term. Licensee’s obligation to pay a royalty under Section 8.7(a) for *** shall be in effect in each country of sale from First Commercial Sale in the country of such *** and shall expire, on a country-by-country and product-by-product basis, on the later of (i) *** following the First Commercial Sale of such Licensed Product in such country and (ii) ***, is referred to herein as the “Other Royalty Term.”  For clarity, Licensee shall have no obligation to pay any royalties with respect to a Licensed Product in a country unless and until there is a First Commercial Sale of IMMU-132 Product in such country.

(iii)                                  Royalty Bearing NGP Royalty Term. Licensee’s obligation to pay a royalty under Section 8.7(a) for a particular Royalty Bearing NGP shall be in effect only until the *** of the First Commercial Sale of IMMU-132 Product in such country; provided, however, ***.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)                                  Royalty Adjustments.

(i)                                          Generic Erosion.  If, on a country-by-country basis, sales in the Field on a per dose units basis of Generic Products in such country in aggregate exceed the amounts as set forth below of the total aggregate sales of per dose units of all Generic Products and IMMU-132 Products (or other Licensed Products or Royalty Bearing NGPs, as applicable), in such country as measured at the end of a full Calendar Quarter, then any royalties due under Section 8.7(a) shall be reduced, starting with the immediately succeeding Calendar Quarter, by:

(1)                                 ***% if such Generic Product sales reach ***% of such per dose unit sales levels; and

(2)                                 the percentage of such per dose unit sales levels represented by Generic Product sales, if such Generic Product sales exceed ***% of such per dose unit sales levels; provided, that, in the case of IMMU-132 Product, such royalty rate will not be reduced below ***, and in the case of any Licensed Product other than IMMU-132 Product, such royalty rate will not be reduced below ***;

(3)                                 Sales levels for Generic Products shall be based on information provided by a qualified market research firm selected by mutual agreement of the Parties (collectively, the “Generic Market Data”).  Notwithstanding anything to the contrary, where Generic Market Data is not available on a country-by-country basis for a country but Generic Market Data (x) is available on a regional basis for the geographic region containing such country, such available regional sales data across all countries in the applicable geographical region (e.g., ***) shall be used in the determination of the volume of sales of Generic Products in such country or (y) is available for the major market country(ies) in such geographical region accounting for at least *** of the total market for Generic Products across such geographic region, the Generic Market Data for the applicable major market countries will be used to determine the volume of sales for all countries within the applicable geographical region.  Where no Generic Market Data is available for a particular geographical region, the Parties will determine the level of sales of Generic Products in such region in good faith based on the totality of the information then available for global sales of Licensed Products and Generic Products.

(ii)                                      Payments Under Third Party Agreements.

(1)                                 Royalties Generally. In the event that Licensee reasonably determines that, in order to Develop, Manufacture, or Commercialize a Licensed Product and avoid infringement of any Patent not licensed hereunder, it is necessary, or otherwise the JPC deems it to be advisable, to obtain a license from a Third Party and to pay a royalty or other payments under such Patent, then subject to Section 8.7(c)(iii), Licensee shall be entitled to a credit against the royalty payments due to Company under this Agreement of an amount equal to *** of the royalty or other payments paid to such Third Party. The Parties agree that ***; provided, however, that ***.  For clarity, (A) any license from a New Affiliate of Company under any Patent excluded pursuant to Section 2.11 shall be considered a license from a Third Party for purposes of this Section 8.7(c)(ii), and (B) a license agreement to which Licensee or any of its Affiliates is a party as of the Execution Date, in the form such agreement exists as of

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

the Execution Date, will not be considered a third party agreement subject to provision of this Section 8.7(c)(ii)(1).

(2)                                 *** Patents. Without limiting the foregoing, if Licensee reasonably determines that it is necessary or advisable to obtain from a Third Party a license which includes any of the *** Patents, Licensee shall be entitled to, with respect to any amounts paid to such Third Party under such license, credit: (A) an amount equal to ***; (B) subject to 8.7(c)(iii), an amount equal to ***; (C) with respect to any milestone or upfront payment paid to such Third Party, ***.

(iii)                                  Maximum Reduction.  The royalty owed to Company for sales of a Licensed Product or Royalty Bearing NGP, as applicable, shall not be reduced, *** by more than ***, provided that ***.

ARTICLE 9

PAYMENTS; PAYMENT REPORTS; AUDITS; TAXES; FINANCIAL MATTERS

9.1                                           Timing of Payment.  Royalty obligations under Section 8.7 shall accrue at the time the sale of the Licensed Product is made, or invoice is delivered, whichever is earliest, and royalty, know-how or other payment obligations that have accrued during a particular Calendar Quarter shall be paid, on a quarterly basis, within *** after the end of the Calendar Quarter during which the obligation accrued.  Licensee’s obligation to pay royalties under this Agreement are imposed only once with respect to the same unit of Licensed Product regardless of the number of Patents pertaining thereto.

9.2                                           Sublicenses.  In the event Licensee grants licenses or Sublicenses to others to sell Licensed Products that are subject to royalties under Section 8.7, such licenses or Sublicenses shall include an obligation for the Sublicensee to account for and report its sales of Licensed Products on the same basis as if such sales were sales by Licensee, and Licensee shall pay to Company, with respect to such sales, such royalties as if such sales of the Sublicensee were sales of Licensee.

9.3                                           Mode of Payment.  All payments to Company hereunder shall be made by deposit of Dollars by wire transfer in immediately available funds in the requisite amount to such bank account as Company may from time to time designate by notice to Licensee.

9.4                                           Payment Reports and Records Retention.  Within *** after the end of each Calendar Quarter during which Licensed Products have been sold, Licensee shall deliver to Company a written report that shall contain at a minimum for the applicable Calendar Quarter:

(a)                                 Net Sales of each Licensed Product (on a country-by-country basis);

(b)                                 a calculation of the amount of royalty payment due on sales during such Calendar Quarter, and calculations showing how such royalties were determined, including the royalty rate(s) applied to calculate the royalties due;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)                                  the amount of taxes, if any, withheld to comply with any Applicable Law;

(d)                                 the exchange rates used in determining the payments due Company; and

(e)                                  any royalty offsets or other adjustments (e.g., for any Third Party license) applied in calculating the royalties due to Company, and stepwise calculations showing the royalties due to Company for the applicable Licensed Product after any such offset or adjustments.

For three years after the end of each Calendar Quarter, Licensee shall keep (and shall ensure that its Affiliates and Sublicensees shall keep) complete and accurate records of sales of Licensed Product in such Calendar Quarter in sufficient detail to confirm the accuracy of the royalty and other payment calculations hereunder.

9.5                                           Audits.

(a)                                 Upon the written request of Company, and not more than once in each Calendar Year, Licensee shall permit an independent certified public accounting firm of internationally recognized standing selected by Company, and reasonably acceptable to Licensee, to have access to and to review, during normal business hours and upon no less than *** prior written notice, the applicable records of Licensee and its Affiliates to verify the accuracy and timeliness of the reports and payments made by Licensee under this Agreement.  Such review may cover the records for sales made in any Calendar Year ending not more than *** prior to the date of such request, and the records for any Calendar Year may be audited no more than once.  The accounting firm shall disclose to Company only whether the royalty reports are correct or incorrect and the specific details concerning any discrepancies.

(b)                                 If such accounting firm concludes that any payments were late or additional amounts were owed during such period, Licensee shall pay the late payments and/or additional amounts, with interest from the date originally due as set forth in Section 9.6, within *** after the date Company delivers to Licensee a notice referencing the accounting firm’s written report and requesting such payment.  If the amount of the underpayment is greater than *** of the total amount actually owed for the Calendar Year audited, then Licensee shall in addition reimburse Company for all costs related to such audit; otherwise, Company shall pay all costs of the audit.  In the event of overpayment, any amount of such overpayment shall be a credit against the next royalty payment or payments due to Company, until fully utilized.  Any dispute under this Section 9.5 shall be subject to resolution in accordance with Article 15.

(c)                                  Licensee shall include in each Sublicense granted by it pursuant to this Agreement a provision requiring the Sublicensee to make reports to Licensee, to keep and maintain records of sales made pursuant to such distribution agreement or Sublicense and to grant access to such records by Company’s independent accountant to the same extent required by Licensee under this Agreement.

(d)                                 Company shall (i) treat all information that it receives under this Section 9.5 or under any sublicense agreement of Licensee in accordance with the confidentiality provisions of Article 11 and (ii) cause its accounting firm to enter into an acceptable

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

confidentiality agreement with Licensee obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement, in each case except to the extent necessary for Company to enforce its rights under this Agreement.

9.6                                           Interest.  If either Party fails to make any payment due to the other Party under this Agreement, then interest shall accrue on a daily basis at an annual rate of *** percentage points above the then-applicable prime rate of interest as quoted in the “Money Rates” section of the West Coast edition of the Wall Street Journal (or, if not available therein, as quoted in a reputable source reasonably acceptable to both Parties), calculated daily on the basis of a 365-day year, or at the maximum rate permitted by Applicable Law, whichever is the lower, for the period from the due date for payment until the date of actual payment.

9.7                                           Taxes.

(a)                                 Licensee will make all payments to Company under this Agreement without deduction or withholding for taxes except to the extent that any such deduction or withholding is required by Applicable Law to be made on account of Taxes.  Solely for purposes of this Section 9.7, “Tax” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by the applicable government or other taxing authority.

(b)                                 Any Tax required to be withheld under Applicable Law on amounts payable under this Agreement will promptly be paid by Licensee on behalf of Company to the appropriate governmental authority, and Licensee will furnish Company with evidence of such requirement together with proof of payment of such Tax within *** following such payment.  Any such Tax, to the extent withheld and paid to the appropriate governmental authority, shall be treated for all purposes of this Agreement as having been paid to Company.  Any such Tax required to be withheld will be an expense of and borne by Company.

(c)                                  If Licensee had a duty to withhold Taxes in connection with any payment it made to Company under this Agreement but Licensee failed to withhold, and such Taxes were assessed against and paid by Licensee, then Company will indemnify and hold harmless Licensee from and against such Taxes (but excluding any interest and penalties arising from Licensee’s failure).  If Licensee makes a claim under this Section 9.7(c), it will comply with the obligations imposed by Section 9.7(b) as if Licensee had withheld Taxes from a payment to Company.

(d)                                 Licensee and Company will cooperate with respect to all documentation required by any taxing authority or reasonably requested by Licensee or Company to secure a reduction in the rate of applicable withholding Taxes.

9.8                                           Exchange Rates.  With respect to sales of Licensed Products invoiced in U.S. Dollars, the Net Sales and royalties payable shall be expressed in U.S. Dollars.  With respect to sales of Licensed Products invoiced in a currency other than U.S. Dollars, the Net Sales and royalties payable shall be expressed in the currency of the invoice issued by the Party making the sale together with the U.S. Dollars equivalent of the royalty due, calculated pursuant to this Section 9.8. Such foreign currency amounts shall be converted into United States Dollars (USD)

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

using Licensee’s standard conversion methodology.  Such conversion methodology shall be consistently applied for all currency conversions in arriving at the financial information publicly reported in Licensee’s audited financial statements and should be consistent with accounting standards generally accepted in the United States.

9.9                                           Exchange Control.  If at any time legal restrictions prevent the prompt remittance of part or all royalties with respect to any country in the Territory where any Licensed Products are sold, the Parties agree that (a) such occurrence shall not be considered a breach of this Agreement but only to the extent that (i) such legal restrictions cannot be reasonably avoided by Licensee and (ii) they are not imposed by Licensee’s country of domicile, (b) royalty payments shall be made through such lawful means or method as the Parties reasonably shall determine and (c) royalty payments on Net Sales of a Licensed Product due hereunder shall continue to accrue until such time as payment shall be made through any lawful means or methods that may be available as the Parties shall reasonably determine.

9.10                                    Cooperation in Financial Reporting.  Company shall cooperate in good faith with Licensee with respect to, and will assist Licensee in connection with, matters relating to financial statements, audits, filings with the U.S. Securities and Exchange Commission, to the extent such matters arise out of or relate to this Agreement, including providing financial information to Licensee to enable Licensee to timely fulfill its reporting requirements under the Exchange Act.

ARTICLE 10

INVENTIONS AND PATENTS

10.1                                    Ownership of Inventions. Each Party shall own all Inventions generated solely by it and its Affiliates and their respective employees, agents and independent contractors in the course of conducting such Party’s activities under this Agreement (collectively, “Sole Inventions”).  All Inventions that are generated jointly by employees, Affiliates, agents, or independent contractors of each Party in the course of performing activities under this Agreement (collectively, “Joint Inventions”) shall be owned jointly by the Parties in accordance with joint ownership interests of co-inventors under U.S. patent laws (that is, each Party shall have full rights to license, assign and exploit such Joint Inventions (and any patents arising therefrom) anywhere in the world, without any requirement of gaining the consent of, or accounting to, the other Party), subject to the licenses granted herein and subject to any other intellectual property held by such other Party. Inventorship shall be determined in accordance with U.S. patent laws.

10.2                                    Disclosure of Inventions. Each Party shall promptly disclose to the other all Sole Inventions or Joint Inventions, including all invention disclosures or other similar documents submitted to such Party by its, or its Affiliates’, employees, agents or independent contractors describing such Sole Inventions or Joint Inventions. Such Party shall also respond promptly to reasonable requests from the other Party for more Information relating to such inventions.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.3                                    Prosecution of Patents.

(a)                                 Company Patents. Except as otherwise provided in this Section 10.3(a), as between the Parties, subject to ***, the Company Patents in the Territory shall be controlled, prepared, filed, and prosecuted ***. As soon as reasonably practicable after the Effective Date, the Parties shall ***.  Both Parties shall have the opportunity to comment on the response or document within such thirty (30) day period, which comments shall be reasonably considered by the other Party.  The Parties acknowledge and agree that certain Company Patents may include both (i) ***; and (ii) ***. If Company determines *** to abandon any Company Patent, cease prosecution of any claim or prosecute any claim in a manner which Licensee, *** deems as material to a Licensed Molecule, Licensed Product, Next Generation Product or its activities hereunder, or not maintain any Company Patent anywhere in the Territory, then Company shall provide Licensee written notice of such determination at least *** before any deadline for taking action to avoid abandonment (or other loss of rights) and shall provide Licensee with the opportunity to prepare, file, prosecute and maintain such Company Patent in the Territory on behalf of Company and in Company’s name; provided, however, such Company Patent or claim shall be considered expired for the purposes of the Royalty Term pursuant to Section 8.7(b) and Section 8.7(c). Company agrees to provide Licensee with all information necessary or desirable to enable Licensee to comply with the duty of candor/duty of disclosure requirements of any patent authority. ***, in the course of preparing, filing, prosecuting and maintaining the Company Patents, ***.

(b)                                 Licensee Patents. Subject to the oversight of the JPC, Licensee shall have the sole right and authority to prepare, file, prosecute (including any oppositions, interferences, reissue proceedings reexaminations and post-grant proceedings) and maintain the Licensee Patents. ***.

(c)                                  Joint Patents. Subject to the oversight of the JPC, with respect to any potentially patentable Joint Invention, Licensee shall have the first right, but not the obligation, to prepare patent applications based on such Joint Invention, to file and prosecute (including any oppositions, interferences, reissue proceedings, reexaminations and post-grant proceedings) such patent applications, and to maintain any patents issuing therefrom (any such patent application and patents, a “Joint Patent”).  Each Party shall bear its own internal costs in respect of the filing prosecution of and maintenance Joint Patents by Licensee. Out-of-pocket costs incurred in respect of the filing, prosecution and maintenance of Joint Patents by Licensee shall be borne by Licensee. Licensee shall provide Company reasonable opportunity to review and comment on such prosecution efforts regarding such Joint Patent, and Company shall provide Licensee reasonable assistance in such efforts. Licensee shall provide Company with a copy of all material communications from any patent authority in the applicable jurisdictions regarding the Joint Patent being prosecuted by Licensee, and shall provide drafts of any material filings or material responses to be made to such patent authorities a reasonable time in advance of submitting such filings or responses. Each Party agrees to provide the other Party with all information necessary or desirable to enable the other Party to comply with the duty of candor/duty of disclosure requirements of any patent authority. If Licensee declines to file, or if Licensee subsequent to filing determines that it is no longer interested in supporting the continued prosecution or maintenance of a particular Joint Patent in a country or jurisdiction: (i) then Licensee shall

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

provide Company written notice of such determination at least *** before any deadline for taking action to avoid abandonment (or other loss of rights) and shall provide Company with the opportunity to prepare, file, prosecute and maintain such Joint Patent, at Company’s sole cost; and (ii) Licensee shall, if requested in writing by Company, assign its ownership interest in such Joint Patent in such country or jurisdiction to Company for no additional consideration (except in the case of a U.S. patent or patent application that is tied by a terminal disclaimer to another patent right owned by the Licensee). If such assignment is effected (or if it is not effected because of a terminal disclaimer), any such Joint Patent shall thereafter be excluded from the license granted by Company under Section 2.1.

(d)                                 Cooperation. Each Party shall provide the other Party all reasonable assistance and cooperation in the patent prosecution efforts provided above in this Section 10.3, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution. Licensee shall consult with Company before applying for or obtaining any patent term extension or related extension of rights, including supplementary protection certificates and similar rights for any Company Patent or Joint Patent. Company shall provide reasonable assistance to Licensee in connection with obtaining any such extensions for the Company Patent or Joint Patent.  To the extent reasonably and legally required in order to obtain any such extension in a particular country, each Party shall make available to the other a copy of the necessary documentation to enable such other Party to use the same for the purpose of obtaining the extension in such country.

10.4                                    Infringement by Third Parties.

(a)                                 Notification. If there is any infringement, threatened infringement, or alleged infringement of a Company Patent, Licensee Patent, or Joint Patent on account of a Third Party’s manufacture, use, offer for sale, or sale of a Licensed Molecule or Licensed Product in the Field (in each case, a “Product Infringement”), then each Party shall promptly notify the other Party in writing of any such Product Infringement of which it becomes aware, and shall provide evidence in such Party’s possession demonstrating such Product Infringement.

(b)                                 Enforcement Rights.

(i)                                          Company Patents and Joint Patents. Subject to Section 10.4(e) and the remainder of this Section 10.4(b)(i), subject to the oversight of the JPC, Licensee shall have the first right, but not the obligation, to bring an appropriate suit or other action against any person or entity allegedly engaged in any Product Infringement of the Company Patents or the Joint Patents in the Territory (and to defend any related counterclaim), at Licensee’s expense. Licensee shall have until the Action Date, to elect to so enforce such Company Patent or Joint Patent in the Territory (or to settle or otherwise secure the abatement of such Product Infringement).  In the event Licensee fails to initiate legal action (or settle or otherwise secure the abatement of such Product Infringement) by the Action Date, Company shall have the right to commence a suit or take action to enforce the applicable Company Patents or Joint Patents with respect to such Product Infringement in the Licensed Territory, at Company’s expense.  Each Party shall provide to the Party enforcing any such rights under this Section 10.4(b)(i) reasonable assistance in such enforcement, at such enforcing Party’s request and expense, including joining such action as a party plaintiff if required by Applicable Law to pursue such

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

action. The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts, and shall reasonably consider the other Party’s comments on any such efforts.

(ii)                                      Licensee Patents. Subject to the oversight of the JPC, Licensee shall have the sole right, but not the obligation, to bring an appropriate suit or other action against any person or entity allegedly engaged in any Product Infringement of the Licensee Patents.  Company shall provide reasonable assistance to Licensee in such enforcement, at Licensee’s request and expense. Licensee shall keep Company regularly informed of the status and progress of such enforcement efforts, and shall reasonably consider Company’s comments on any such efforts.

(c)                                  Settlement. Subject to the oversight of the JPC, without the prior written consent of the other Party, neither Party shall settle any claim, suit or action that it brought under this Section 10.4 that admits the invalidity or unenforceability of any Company Patent, Licensee Patent, or Joint Patent, requires abandonment or limits the scope of any Company Patent, Licensee Patent, or Joint Patent or would limit or restrict the ability of either Party to sell Licensed Products anywhere in the Territory.

(d)                                 Expenses and Recoveries. A Party bringing a claim, suit or action under Section 10.4(b)(i) or 10.4(b)(ii) against any person or entity engaged in Product Infringement shall be solely responsible for any expenses incurred by such Party as a result of such claim, suit or action.  If such Party recovers monetary damages from such Third Party in such claim, suit or action, such recovery shall be allocated first to the reimbursement of any expenses incurred by the Parties in such litigation, and any remaining amount shall be distributed as follows: *** *** to the Party bringing such claim, suit or action, and *** to the other Party.

(e)                                  Patents Licensed from Third Parties.  Each Party’s rights under this Section 10.4 with respect to any Company Patent, Licensee Patent, or Joint Patent licensed to the other Party by a Third Party shall be subject to the rights of such Third Party to enforce such Patent and/or defend against any claims that such Patent is invalid or unenforceable.

10.5                                    Defense of Patents.

(a)                                 Subject to the oversight of the JPC, if any Party receives notice by counterclaim, declaratory judgment action or otherwise, alleging the invalidity or unenforceability of any Company Patent or Joint Patent, it shall bring such fact to the attention of the other Party, including all relevant information related to such claim. Where such allegation is made in an opposition, reexamination, interference or other patent office proceeding, the provisions of Section 10.3 shall apply. Where such allegation is made in a counterclaim to a suit or other action brought under Section 10.4, the provisions of Section 10.4 shall apply. Where such allegation is made in a declaratory judgment or other court action, (i) the Party who prosecuted such Company Patent or Joint Patent pursuant to Section 10.3 shall have the first right to defend such action at its own expense, provided that if a Party pursuant to Section 10.4 elects to bring an infringement counterclaim, the provisions of Section 10.4 shall thereafter apply; and (ii) Licensee shall have the sole right, but no obligation, to defend such Licensee Patent.  If the Party with the first right to defend a Company Patent or Joint Patent elects not to

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

defend such action, it shall so notify the other Party in writing, and the other Party shall have the right to defend such action, at the other Party’s expense. For any such action involving a Company Patent or Joint Patent, the non-defending Party shall provide to the defending Party all reasonable assistance in such defense, at the defending Party’s request and expense; and the defending Party shall keep the other Party regularly informed of the status and progress of such efforts, and shall reasonably consider the other Party’s comments on any such efforts.

(b)                                 Without the prior written consent of the other Party, neither Party shall enter into any settlement of any claim, suit or action that it defended under this Section 10.5 that admits the invalidity or unenforceability of any Company Patent or Joint Patent, requires abandonment or limits the scope of any Company Patent or Joint Patent or would limit or restrict the ability of either Party to sell Licensed Products anywhere in the Territory.

10.6                                    Patent Marking. Licensee shall, and shall require its Affiliates and Sublicensees, to, mark Licensed Products sold by it hereunder (in a reasonable manner consistent with industry custom and practice) with appropriate patent numbers or indicia to the extent permitted by Applicable Law, in those countries in which such markings or such notices impact recoveries of damages or equitable remedies available with respect to infringements of Patents.

10.7                                    Personnel Obligations. Prior to beginning work under this Agreement relating to any Development, Manufacture or Commercialization of a Licensed Molecule or Licensed Product, each employee, agent or independent contractor of Licensee or Company or of either Party’s respective Affiliates shall be bound by non-disclosure and invention assignment obligations that are consistent with the obligations of Licensee or Company, as appropriate, in this Article 10, including without limitation: (a) promptly reporting any invention, discovery, process or other intellectual property right; (b) assigning to Licensee or Company, as appropriate, all of his or her right, title and interest in and to any invention, discovery, process or other intellectual property right; (c) cooperating in the preparation, filing, prosecution, maintenance and enforcement of any patent and patent application; (d) performing all acts and signing, executing, acknowledging and delivering any and all documents required for effecting the obligations and purposes of this Agreement; and (e) abiding by the obligations of confidentiality and non-use set forth in Article 11. It is understood and agreed that such non-disclosure and invention assignment agreement need not reference or be specific to this Agreement.

10.8                                    Trademarks.

(a)                                 Licensee shall be responsible for the selection, searching, clearance, filing, registration, maintenance and defense of the trademarks used to identify the Licensed Products, and all trademarks, logos, taglines, trade dress, domain names and/or indicia of origin for use in connection with the sale or marketing of Licensed Products in the Field in the Territory (the “Marks”), as well as all expenses associated therewith.  Notwithstanding the foregoing, only upon the reversion of rights in ***and ***to Company in accordance with Section 8.2(c),  in order to further the development of a consistent worldwide brand for the Licensed Product, Licensee agrees to consult with Company on the selection of Marks and to use good faith efforts to implement suggestions made by Company in furtherance of such worldwide brand.  All uses of the Marks shall be reviewed by the JSC (or a subcommittee thereof) and shall comply with all

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Applicable Laws (including, without limitation, those laws and regulations particularly applying to the proper use and designation of trademarks in the applicable countries). Neither Party shall, without the other Party’s prior written consent, use any trademarks or house marks of the other Party (including the other Party’s corporate name), or marks confusingly similar thereto, in connection with such Party’s marketing or promotion of Licensed Products under this Agreement, except to the extent required to comply with Applicable Laws. Licensee shall own all Marks.

(b)                                 During the term of the Co-Promotion Agreement, Licensee will grant to Company the non-exclusive right, free of charge, (i) to use the Licensee’s corporate name and logo in the U.S. solely for the purpose of co-promoting Licensed Products in accordance with the terms of this Agreement and, when executed, the Co-Promotion Agreement, and to use Company’s corporate name and logo in the U.S. solely for the purpose of co-promoting Licensed Products in accordance with the terms of this Agreement and, when executed, the Co-Promotion Agreement, provided that such rights shall be exercised, and all Licensed Products bearing such names and/or logos shall be manufactured in accordance with the quality standards established by the JSC.  Licensee shall remain the owner of the Licensee corporate name and logo and the trademarks and the goodwill pertaining thereto.  Company shall remain the owner of the Company corporate name and logo and the trademarks and the goodwill pertaining thereto.

10.9                                    Common Interest Disclosures.  With regard to any information or opinions disclosed pursuant to this Agreement by one Party to the other regarding intellectual property and/or technology owned by Third Parties, Company (or its Affiliates) or Licensee (or its Affiliates), Company and Licensee agree that they have a common legal interest in determining whether, and to what extent, Third Party intellectual property rights may affect the conduct of the development, manufacturing, marketing and/or sale of Licensed Products, and have a further common legal interest in defending against any actual or prospective Third Party claims based on allegations of misuse or infringement of intellectual property rights relating to the development, manufacturing, marketing and/or sale of Licensed Products.  Accordingly, Company and Licensee agree that all such information and materials obtained by Company and Licensee from each other will be used solely for purposes of the Parties’ common legal interests with respect to the conduct of the Agreement.  All information and materials will be treated as protected by the attorney-client privilege, the work product privilege, and any other privilege or immunity that may otherwise be applicable.  By sharing any such information and materials, neither Party intends to waive or limit any privilege or immunity that may apply to the shared information and materials.  Neither Party shall have the authority to waive any privilege or immunity on behalf of the other Party without such other Party’s prior written consent, nor shall the waiver of privilege or immunity resulting from the conduct of one Party be deemed to apply against any other Party.

10.10                             CREATE Act.  The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the Cooperative Research and Technology Enhancement (CREATE) Act of 2004, U.S. Public Law 108-453.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 11

CONFIDENTIALITY; SOLICITATION BY COMPANY

11.1                                    Confidentiality Obligations.  All Information disclosed by one Party to the other Party pursuant to this Agreement, or pursuant to the Confidential Information Agreement by and between Licensee and Company effective as of June 3, 2016, shall be the “Confidential Information” of the disclosing Party for all purposes hereunder.  Each Party agrees that, for the Term and for five (5) years thereafter (or, if shorter, for the longest period allowed under Applicable Law), such Party shall, and shall ensure that its Affiliates, officers, directors, employees and agents shall keep confidential and not publish or otherwise disclose and not use for any purpose except as expressly permitted hereunder any Confidential Information or materials furnished to it by the other Party (including, without limitation, know-how of the disclosing Party).  Confidential Information includes any and all technical, business or other information provided by or on behalf of one Party to the other Party, whether prior to, on or after the Effective Date, or otherwise generated by or on behalf of either or both Parties in connection with this Agreement, including the terms of this Agreement (subject to Section 11.4 and 11.5), information relating to the Licensed Molecule or any Licensed Product (including Regulatory Materials), any Development, Manufacture or Commercialization of the Licensed Molecule or any Licensed Product, any know-how with respect thereto developed by or on behalf of the disclosing Party or its Affiliates or Sublicensees or the scientific, regulatory or business affairs or other activities of either Party (including, for the avoidance of doubt, any such information that is shared pursuant to this Agreement).  Any Confidential Information primarily relating to IMMU-132 shall be the Confidential Information of both Parties (“IMMU-132 Information”), and each Party shall be deemed both the disclosing Party and the receiving Party with respect thereto. Any Confidential Information primarily relating to a Next Generation Product shall be deemed to be the Confidential Information of Licensee alone. The foregoing obligations shall not apply to any Information disclosed by a Party hereunder to the extent that the receiving Party can demonstrate with competent evidence that such Information:

(a)                                 was already known to the receiving Party or its Affiliate, other than under an obligation of confidentiality, at the time of disclosure;

(b)                                 was generally available to the public or otherwise part of the public domain, at the time of its disclosure to the receiving Party;

(c)                                  became generally available to the public or otherwise part of the public domain after its disclosure to the receiving Party and other than through any act of the receiving Party in breach of this Agreement;

(d)                                 was subsequently lawfully disclosed on a non-confidential basis to the receiving Party or its Affiliate by a Third Party, other than in contravention of a confidentiality or non-use obligation of such Third Party to the disclosing Party; or

(e)                                  was independently developed or discovered by employees of the receiving Party or its Affiliates without reference to or reliance upon Confidential Information of the disclosing Party as demonstrated by competent evidence.

For clarity, subsections (a) and (e) above do not apply to IMMU-132 Information.

11.2                                    Authorized Disclosure.  A Party may disclose the Confidential Information

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

belonging to the other Party to the extent such disclosure is reasonably necessary in the following instances:

(a)                                 Filing or prosecuting Patents relating to Joint Inventions, Licensed Products as permitted under this Agreement;

(b)                                 Regulatory submissions and filings and other interactions with regulatory authorities relating to Licensed Products;

(c)                                  Prosecuting or defending litigation as permitted under this Agreement;

(d)                                 Disclosure required by applicable rules or regulations of any regulatory body including without limitation the U.S. Securities and Exchange Commission or similar regulatory agency in a country other than the United States, or stock exchanges (such as Nasdaq); and

(e)                                  Disclosure, in connection with the performance of this Agreement or exercise of rights or licenses under this Agreement, to Affiliates, licensees, sublicensees, research collaborators, employees, auditors, consultants, subcontractors, clinical investigators or agents, each of whom prior to such disclosure must be bound by similar obligations of confidentiality and non-use no less restrictive to those set forth in this Article 11;

provided, in each case (b) and (d), that the disclosing Party must (i) provide the other Party a reasonable opportunity to review and comment in advance on such proposed disclosure, (ii) consider in good faith any comments provided by the other Party, (iii) limit the disclosure to that actually required, and (iv) seek confidential treatment of the information required to be disclosed if the other Party so requests.

Further, a Party may disclose the other Party’s Confidential Information to the extent such disclosure is required by valid court order or legal process; provided, however, that such Party gives the other Party advance notice of such required disclosure, limits the disclosure to that actually required, and cooperates in the other Party’s attempts to obtain a protective order or confidential treatment of the information required to be disclosed.

11.3                                    Confidentiality of Agreement Terms.  The Parties acknowledge that the terms of this Agreement shall be treated confidentially as Confidential Information of both Parties.  For clarity, Section 11.1(a) and (e) shall not apply to the terms of this Agreement.  Notwithstanding the foregoing and subject Company’s obligations under Section 11.6, after the No-Shop Start Date, such terms may be disclosed by a Party to investment bankers, investors, and potential investors or acquirers and their respective advisors, in the context of a potential transaction, each of whom prior to disclosure must be bound by similar obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 11.  In addition, the Parties agree that each of them will be required to file a copy of this Agreement with the U.S. Securities and Exchange Commission, and each of them will seek to obtain confidential treatment of economic and trade secret information and further agree that neither one of them will file this Agreement as an exhibit to Form 8-K but rather will attach it as an exhibit to its next periodic report required to be filed under the Securities Exchange Act of 1934, as amended. If the Agreement is required to

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

be filed with another similar regulatory agency in a country other than the United States or of any stock exchange or other securities trading institution, as required by Applicable Law, the Parties agree to consult with each other in advance of any such filing and obtain the consent of the other Party with respect to the content of such disclosure, with such consent not to be unreasonably withheld.  In connection with any such filing, such Party shall endeavor to obtain confidential treatment of economic and trade secret information.  In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information except as permitted hereunder. The Party subject to such disclosure requirement shall provide the other Party with a reasonable opportunity to review and comment in advance on the disclosing Party’s proposed disclosure and such disclosing Party shall consider in good faith any comments thereon provided by the other Party.

11.4                                    Publicity.

(a)                                 Each Party may issue a press release announcing the execution of this Agreement, provided that the timing and content of each such release shall be mutually agreed, such agreement not to be unreasonably withheld.  Exhibit 5 sets forth the form of Licensee’s press release and Exhibit 6 sets forth the form of Company’s press release.

(b)                                 During the Term, Licensee may issue additional press releases or public statements; provided, that prior to such issuance Licensee shall provide copies of such press releases or public disclosure statements to Company to provide a reasonable opportunity to review and comment in advance on such proposed disclosure and Licensee shall consider in good faith any comments provided by Company. Subject to Applicable Law, Licensee shall not issue a press release or public announcement disclosing the terms of this Agreement without the prior written approval of Company, not to be unreasonably withheld, conditioned or delayed.  Company shall not issue a press release or public announcement relating to Licensed Products and/or this Agreement without the prior written approval of Licensee at Licensee’s sole discretion.  Notwithstanding the above, but subject to Section 11.3, a Party may issue a press release or public announcement if and to the extent required by Applicable Law, including without limitation by the rules or regulations of the U.S. Securities and Exchange Commission or similar regulatory agency in a country other than the U.S. or the rules of any stock exchange or Nasdaq, in each case after first notifying the other Party of such planned press release or public announcement at least *** in advance of issuing such press release or making such public announcement (or with as much advanced notice as practicable under the circumstances if it is not practicable to provide notice at least *** in advance) for the sole purpose of allowing the other Party to review the proposed press release or public announcement for the inclusion of Confidential Information or the use of its name, and such disclosing Party must seek to limit the disclosure to that actually required, and obtain a protective order or confidential treatment of the information required to be disclosed.

(c)                                  Notwithstanding the above, if the relevant text of a press release or public announcement has already previously been reviewed and approved by the other Party and the text remains accurate and complete (such as the description of this Agreement in filings under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)), then such text may be republished without further review by the other Party.  In addition, the advance review provided in Section 11.4(a) or 11.4(b) shall apply only to the portion of the public announcement

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

that concerns Licensed Products, this Agreement and/or the other Party and shall not be interpreted to require a Party to provide an advance copy of the entire public announcement (such as an advance copy of an entire filing under the Exchange Act).

(d)                                 When appropriate in Licensee’s reasonable discretion, Licensee will reference Company as the licensor of IMMU-132 and/or IMMU-132 Product in public statements regarding IMMU-132 and/or IMMU-132 Product.

11.5                                    Publications.  During the Term, Licensee may publicly present or publish results of studies carried out under this Agreement relating to any Licensed Product in the Field (each such presentation or publication, a “Publication”); provided, that prior to such presentation or publication Licensee shall provide copies of such Publication to Company to provide a reasonable opportunity to review and comment in advance on such Publication and Licensee shall consider in good faith any comments provided by Company. Licensee shall provide Company the opportunity to review any proposed Publication at least *** prior to the earlier of its presentation or intended submission for publication.  Licensee agrees, upon request by Company, not to submit or present any Publication until the other Party has had an additional *** to comment on any material in such Publication.  Licensee shall consider the comments of the other Party in good faith, but will retain the sole authority to present or submit for publication the Publication.  Licensee shall provide the other Party a copy of the Publication at the time of the submission or presentation. Notwithstanding the foregoing, Licensee shall not have the right to publish or present Company’s Confidential Information without Company’s prior written consent, and Company shall not have the right to publish or present Licensee’s Confidential Information without Licensee’s prior written consent. The Parties further acknowledge that Company has made significant contributions to the development of Licensed Molecules and Licensed Products as of the Effective Date, and the Parties agree that any public disclosure and/or scientific publications made after the Effective Date regarding Licensed Molecules and/or Licensed Products shall give appropriate recognition to Company scientists who are responsible for the development of Licensed Molecules and/or Licensed Products. Company shall not publicly present or publish any Publications without Licensee’s prior written approval at Licensee’s sole discretion.

11.6                                    Solicitation by Company.

(a)                                 Company and its Affiliates shall, and shall cause their representatives to, immediately cease and cause to be terminated any discussions, activities or negotiations with any Person (other than an Interested Person) that may be ongoing with respect to a Proposal (including terminating access to any physical or electronic data rooms relating to a possible Proposal) and, if applicable, shall request each Person that has heretofore executed a confidentiality agreement in connection with a possible Proposal to have returned to Company or destroyed any confidential information that has been provided to any Person in any such discussions or negotiations occurring in the *** prior to the Execution Date.  From and after the date hereof until the termination of this Agreement pursuant to Article 14, Company and its Affiliates shall not, and shall cause their representatives not to, directly or indirectly, (i) solicit, initiate or encourage, including by way of continuing to provide access to non-public

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

information, or take any other action to facilitate, any inquiry in connection with or the making of any proposal from any Person that constitutes, or may reasonably be expected to lead to, a Proposal, (ii) enter into, explore, maintain, participate in or continue any discussion or negotiation with any Person (other than Licensee or any of its representatives, as applicable) regarding a Proposal, or furnish to any Person (other than Licensee or any of its representatives, as applicable) any information or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person (other than Licensee or its representatives, as applicable) to make or effect a Proposal or (iii) enter into any agreement, arrangement or understanding with respect to, or otherwise endorse, any Proposal; provided, however, that from and after the date hereof and continuing until 11:59 p.m. New York City time on February 19, 2017 (the “No-Shop Start Date”), nothing contained in this Section 11.6 shall prohibit Company (acting under the direction of the Transaction Committee), its Affiliates and its representatives from directly or indirectly: (i) soliciting, initiating and encouraging Proposals from the Interested Parties, including by way of continuing to provide access to non-public information to such Interested Parties (provided that Company shall concurrently provide or make available to Licensee any non-public information concerning Company that is provided or made available to any Person given such access which was not previously provided or made available to Licensee); and (ii) participating in discussions or negotiations with respect to Proposals from Interested Parties or otherwise cooperating with or assisting or participating in, or facilitating any such discussions or negotiations. Notwithstanding the foregoing, Company shall not be permitted to provide this Agreement and any materials related thereto (including term sheets and other materials and communications prepared, used or made by the Parties during the negotiations leading to this Agreement, but excluding any information pertaining to Company), or any materials, proposals, counter-proposals or communications prepared, used or made following the Execution Date relating to any adjustment to the terms of this Agreement, to any Person.

(b)                                 If, prior to the No-Shop Start Date, Company receives a Proposal that did not result from a breach by Company of Section 11.6(a), that is fully documented and only requires the countersignature of Company and that the Transaction Committee and the Company Board has determined in good faith constitutes a Superior Proposal, then Company shall provide the terms of such Superior Proposal, including a copy of all proposed agreements relating to such Proposal without any redactions, to Licensee and Licensee shall have a period of *** following the time it has received of all such materials (the “Match Period”) to provide a counter-proposal to Company reflecting terms that are at least as favorable to Company from a financial point of view as compared to the financial terms set forth in such Proposal such that such Proposal no longer constitutes a Superior Proposal.  (For the avoidance of doubt, ***.)  Any amendment or modification to such Proposal shall be deemed to be a new Proposal for purposes of this Section 11.6(b), and Company shall comply with the provisions of this Section 11.6(b) with respect thereto.  In the event that Licensee provides a counter-proposal to Company reflecting terms that are at least as favorable to Company from a financial point of view than the terms set forth in a Proposal such that such Proposal no longer constitutes a Superior Proposal, Company may no longer (i) consider any Proposals or (ii) terminate this Agreement pursuant to Section 14.3(b). Company may only provide the notice provided in the first sentence of this paragraph one time, and after providing such notice may not provide notice with respect to any other Proposals nor terminate the Agreement with respect to such any other Proposals. Following the No-Shop Start

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Date, Company shall, and shall cause its Affiliates and representatives to, (x) terminate all discussions and negotiations with any Interested Person relating to a Proposal or Possible Proposal and (y) within *** (***) Business Days request each Person who submitted a Proposal to return or destroy any information furnished by Company to such Person in any discussions or negotiations occurring in the twelve (12) month period prior to the No-Shop Start Date.

(c)                                  ***, in the event that ***, subject to its confidentiality obligations with such party, Company must notify Licensee within ***, including providing *** relating to such ***, and thereafter keep *** about the status of *** with respect to such ***.  Company shall use *** to amend the terms of its then *** with such party in order to permit the ***.  Prior to entering into any agreement relating to a ***, Company shall provide Licensee at least *** shall include a copy of ***.  Any amendment or modification to a *** shall be deemed to be a *** for purposes of this Section 11.6(c), and Company shall comply with the provisions of this Section 11.6(c) with respect thereto.

ARTICLE 12

INDEMNIFICATION

12.1                                    Indemnification by Licensee.  From and after the Effective Date, Licensee shall indemnify, defend and hold harmless Company and its Affiliates and each of their respective employees, officers, directors and agents (the “Company Indemnitees”) from and against any and all liability, damages, loss, cost, fine, penalty or expense (including without limitation reasonable attorneys’ fees and expenses (collectively, “Losses”) incurred in connection with the enforcement of this provision) arising out of Third Party claims, actions, proceedings, or suits (“Claims”) against a Company Indemnitee resulting from (a) the gross negligence or willful misconduct of Licensee, its Affiliates and their respective directors, officers, employees and agents or any of them in connection with this Agreement; (b) ***; or (c) breach of, or inaccuracy in, any representations and warranties made by Licensee in this Agreement, or any breach or violation of any covenant or agreement of Licensee in or pursuant to this Agreement; provided, however, that Licensee’s obligations pursuant to this Section 12.1 shall not apply to the extent such Claims or Losses result from (i) any breach of this Agreement by Company, (ii) the negligence or willful misconduct of any of the Company Indemnitees in connection with this Agreement or the activities contemplated herein, or (iii) any activity described in Section 12.2(b).

12.2                                    Indemnification by Company.  From and after the Effective Date, Company shall indemnify, defend and hold harmless Licensee and its Affiliates and each of their respective employees, officers, directors and agents (the “Licensee Indemnitees”) from and against any and all Losses incurred in connection with the enforcement of this provision), amounts paid in settlement, and taxes arising out of Claims against a Licensee Indemnitee resulting from (a) the gross negligence or willful misconduct of Company, its Affiliates and their respective directors,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

officers, employees and agents or any of them in connection with this Agreement; (b) *** arising from the negligence or willful misconduct of Company or its Affiliates or their respective officers, directors, employees or agents, ***; or (c) breach of, or inaccuracy in, any representations and warranties made by Company in this Agreement, or any breach or violation of any covenant or agreement of Company in or pursuant to this Agreement; provided, however, that Company’s obligations pursuant to this Section 12.2 shall not apply to the extent that such Claims or Losses result from ***.

12.3                                    Indemnification Procedure.

(a)                                 To be eligible to seek indemnification under this Article 12 in respect of a liability, damage, loss, cost, fine, penalty or expense arising from a claim, proceeding or suit brought against such Licensee Indemnitee or Company Indemnitee (each, an “Indemnitee”) by a Third Party (such claim hereinafter referred to as a “Third Party Claim”), an Indemnitee shall promptly give written notice thereof to the Party from whom indemnification is sought (such Party hereinafter referred to as the “Indemnitor”) within a reasonable period of time after the assertion of such Third Party Claim by such Third Party; provided, however, that the failure to provide written notice of such Third Party Claim within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder, except to the extent that the Indemnitor is actually prejudiced by such failure.

(b)                                 The Indemnitor shall have the right to assume the complete control of the defense, compromise or settlement of any Third Party Claim (provided that no settlement of any Third Party Claim shall include any admission of wrongdoing on the part of an Indemnitee or the invalidity, unenforceability or absence of infringement of any patent relating to the Licensed Products or any patent Controlled, owned in whole or part by the Indemnitee, and shall not grant any right inconsistent with the terms of this Agreement, without the prior written consent of such Indemnitee, which consent shall not be unreasonably withheld), including, at its own expense, employment of legal counsel reasonably acceptable to the Indemnitee.  At any time thereafter the Indemnitor shall be entitled to exercise, on behalf of the Indemnitee, any rights that may mitigate the extent or amount of such Third Party Claim; provided, however, that if the Indemnitor shall have exercised its right to assume control of such Third Party Claim, the Indemnitee (i) may, in its sole discretion and at its own expense (which expense shall not be subject to indemnification hereunder), employ legal counsel to represent it (in addition to the legal counsel employed by the Indemnitor) in any such matter, and in such event legal counsel selected by the Indemnitee shall be required to confer and cooperate with counsel of the Indemnitor in such defense, compromise or settlement for the purpose of informing and sharing information with the Indemnitor; (ii) shall, at its own expense, make available to Indemnitor those employees, officers and directors of Indemnitee whose assistance, testimony or presence is necessary or appropriate to assist the Indemnitor in evaluating and in defending any such Third Party Claim (provided, however, that any such access shall be conducted in such a manner as not to interfere unreasonably with the operations of the businesses of Indemnitee); and (iii) shall otherwise fully cooperate with the Indemnitor and its legal counsel in the investigation and defense of such Third Party Claim.

(c)                                  The Parties shall cooperate with each other in connection with any such claim, action, proceeding or suit and shall keep each other reasonably informed of all material developments in connection with any such claim, action, proceeding or suit.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d)                                 If the Parties acting in good faith cannot agree as to the applicability of Section 12.1 and/or 12.2 to a particular Third Party Claim, then each Party (and its respective Indemnitees) reserves the right to conduct its own defense of such Third Party Claim and seek indemnification from the applicable Party upon its resolution.

12.4                                    Insurance.  Beginning at the time any Licensed Product is being distributed, sold or commercialized, each Party will secure and maintain in full force and effect adequate insurance coverage against its liabilities under this Agreement including commercial general liability and product liability insurance consistent with the normal and customary practices of biopharmaceutical companies of similar size and scope (or reasonable self-insurance sufficient to provide materially the same level and type of protection).  Such insurance shall be maintained beyond the expiration or termination of this Agreement for a period of five years thereafter.  Prior to the initiation of any clinical study, the Party responsible for the applicable clinical study shall secure and maintain in full force and effect clinical trial insurance in compliance with Applicable Law in those territories where clinical studies are conducted.  Upon written request, each Party shall provide the other with a certificate of insurance evidencing the required coverage.  Notwithstanding the foregoing, either Party’s failure to maintain adequate insurance shall not relieve the other Party of its obligations set forth in this Agreement.

12.5                                    Limitation of Liability.  FOLLOWING THE EFFECTIVE DATE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES, OTHER THAN DUE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LIABLE PARTY.  NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 12.5 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 12.1 OR 12.2, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF THE OBLIGATIONS IN ARTICLE 11.

ARTICLE 13

REPRESENTATIONS AND WARRANTIES

13.1                                    Representations and Warranties.  Company and Licensee, each for itself and its Affiliates, represent and warrant to the other Party as of the Execution Date and the Effective Date:

(a)                                 the execution, delivery to the other Party and performance by it of this Agreement and its compliance with the terms and provisions of this Agreement do not and will not conflict with, or result in a breach of, any of the terms or provisions of: (i) any other contractual obligations of such Party in any material respect; (ii) the provisions of its charter, operating documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which it or any of its property is bound except where such breach or conflict would not materially impact the warranting Party’s ability to meet its obligations hereunder;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)                                 this Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights and (ii) equitable principles of general applicability;

(c)                                  such Party is a corporation duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of incorporation or formation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof except where failure to be in good standing would not materially impact the Party’s ability to meet its obligations hereunder;

(d)                                 such Party is duly authorized, by all requisite corporate action, to execute and deliver this Agreement and the execution, delivery and performance of this Agreement by such Party does not require any shareholder action or approval, and the person executing this Agreement on behalf of such Party is duly authorized to do so by all requisite corporate action; and

(e)                                  no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the Part of such Party in connection with the valid execution, delivery and performance of this Agreement (other than as may be required under the HSR Act).

13.2                                    Company Warranties.  Company represents and warrants to Licensee, as of the Execution Date and as of the Effective Date:

(a)                                 Company (i) has the right to grant the licenses specified herein and (ii) has the right to use all Regulatory Materials, and all Information included or referenced therein, and any other Company Know-How necessary for the Parties to conduct the Development, Manufacture and Commercialization of Licensed Molecules and Licensed Products as contemplated under this Agreement.

(b)                                 As of such date, (i) all Pre-Existing Company Patents are (A) subsisting, and to the best of Company’s knowledge, the issued Pre-Existing Company Patents are valid and enforceable, in whole or in part, (B) solely and exclusively owned or exclusively licensed by Company, free of any encumbrance, lien or with respect to owned Patents, claim of ownership by any Third Party, (ii) the pending applications included in Pre-Existing Company Patents are being diligently prosecuted in the respective patent offices in the Territory in accordance with Applicable Law and Company and its Affiliates have presented all relevant references, documents and information of which it and the inventors are aware to the relevant patent examiner at the relevant patent office, and (iii) all Pre-Existing Company Patents have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment.

(c)                                  Each of the Pre-Existing Company Patents properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Patent is issued or such application is pending.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d)                                 To the best of Company’s knowledge, the Pre-Existing Company Patents represent all Patents that Company or its Affiliates own, Control or otherwise have rights to relating to the Licensed Molecules or the Licensed Products or the Development, Manufacture or Commercialization thereof, as of such date. There is no Information owned by, or otherwise in the possession or control of, Company or any of its Affiliates as of the such date that relates to the Licensed Molecules or the Licensed Products that is not included in the Company Know-How.

(e)                                  No claim or litigation has been brought or asserted against Company or its Affiliates or with respect any Company Patent (and to the best of Company’s knowledge, no such claims have been threatened) by any Person (i) alleging the invalidity, misuse, unregisterability, unenforceability or non-infringement of any of the Company Patents, or (ii) challenging Company’s Control of the Company Patents or with respect to owned Patents, making any adverse claim of ownership thereof.

(f)                                   True, complete and correct copies of the file wrappers, and to the extent in the possession or control of Company or its Affiliates or their respective counsel, other documents and materials relating to the prosecution, defense or maintenance of the Pre-Existing Company Patents have been provided or made available to Licensee prior to such date.

(g)                                 True, complete and correct copies of all material information with respect to the safety and efficacy of the Licensed Molecules and Licensed Products known to Company have been provided or made available to Licensee.

(h)                                 Neither Company nor any of its Affiliates has previously entered into any agreement, whether written or oral, with respect to or otherwise assigned, transferred, licensed, conveyed, granted any right or forbearance with respect to, or otherwise encumbered its right, title or interest in or to the Company Patents, Company Know-How, Regulatory Materials, and any Information included or referenced therein, or any Patent right or other intellectual property or proprietary right or Information that would be Company Patents, Company Know-How or Regulatory Approval but for such assignment, transfer, license, conveyance, right, forbearance or encumbrance and it will not enter into any such agreements, grant any such right, title or interest to any Person that, in each case, is inconsistent with or otherwise diminish the rights and licenses granted to Licensee under this Agreement.

(i)                                    To the best of Company’s knowledge, except pursuant to *** in the form disclosed to Licensee, there are no amounts that will be required to be paid to a Third Party or any inventor of the Company Patents (including under any applicable inventor remuneration laws) as a result of the Development, Manufacture or Commercialization of the Licensed Molecules, or Licensed Products that arise out of any agreement to which Company or any of its Affiliates is a party.

(j)                                    Other than ***, Company has not been a party to any agreement with the United States federal government or an agency thereof pursuant to which the United States federal government or such agency provided funding for the Development of the Licensed Molecules or Licensed Products, and the Inventions claimed or covered by the Pre-Existing Company Patents (A) were not conceived, discovered, developed or otherwise made in

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

connection with any research activities funded, in whole or in part, by the federal government of the United States or any agency thereof, (B) are not a “subject invention” as that term is described in 35 U.S.C. Section 201(e) and (C) are not otherwise subject to the provisions of the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§ 200-212, as amended, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. Part 401.

(k)                                 There is no action or other proceeding filed against Company or any of its Affiliates, nor, to the best of Company’s knowledge, threatened against Company or any of its Affiliates alleging that the Development, Manufacture or Commercialization of any Licensed Molecules or Licensed Product or use of Company Know-How as contemplated herein or the conception, development, reduction to practice, disclosing, copying, making, assigning or licensing of the Regulatory Materials or any Information included or referenced therein, and any other Information Controlled by Company or any of its Affiliates violates, infringes, constitutes misappropriation or otherwise conflicts or interferes with or would violate, infringe, constitute a misappropriation or otherwise conflict or interfere with, any intellectual property or proprietary right of any Third Party, and, to the best of Company’s knowledge, there is no basis for any such claim or action described above. There are no judgments, orders, writs, injunctions, decrees, awards or settlements against or owed by Company or any of its Affiliates or to which Company or any of its Affiliates is a party or, to the best of Company’s knowledge, any actions, or claims or actions threatened, in each case relating to Company or any of its Affiliates or the Licensed Molecules or Licensed Products.

(l)                                    Company and its Affiliates, contractors and consultants have conducted all development activities with respect to the Licensed Molecules and Licensed Product, including studies, tests and pre-clinical studies and clinical studies of the Licensed Molecules and Licensed Products in accordance with Good Clinical Practice, Good Laboratory Practice, Good Manufacturing Practice, as applicable, and all other Applicable Laws.  Company and its Affiliates have generated, prepared, maintained and retained all Regulatory Materials that are required to be maintained or retained pursuant to and in accordance with Good Clinical Practice, Good Laboratory Practice, Good Manufacturing Practice, as applicable, and all other Applicable Laws and all such information is true, complete and correct.

(m)                             Neither Company nor any of its Affiliates, nor any of its or their respective officers, employees or agents has (i) committed an act, (ii) made a statement or (iii) failed to act or make a statement that, in any case ((i), (ii) (iii)), that (x) would be or create an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority with respect to the development, manufacture or commercialization of the Licensed Molecules, or Licensed Products or (y) would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or any analogous laws or policies in the Territory, with respect the development, manufacture or commercialization of the Licensed Molecules or Licensed Products.

(n)                                 All current and former officers, employees, agents and consultants of Company or any of its Affiliates who are inventors of or have otherwise contributed in a material manner to the creation or development of any Pre-Existing Company Patent or Company Know-

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

How or who are or will be performing Company’s Development activities hereunder or who otherwise have access to any Confidential Information of Licensee have executed and delivered to Company or such Affiliate an assignment or other agreement regarding the protection of proprietary information and the assignment to Company or such Affiliate of any inventions made by such officer, employee, agent or consultant within the scope of his or her employment or consulting relationship with Company or its Affiliates.  To the best of Company’s knowledge, no current officer, employee, agent or consultant of Company or any of its Affiliates is in violation of any term of any assignment or other agreement regarding the protection of Patents or other intellectual property or proprietary information of Company or such Affiliate or of any employment contract or any other contractual obligation relating to the relationship of any such Person with Company.

(o)                                 Company has obtained the right (including under any Patents and other intellectual property rights) to use in the Development, Manufacture and Commercialization of Licensed Molecules and Licensed Products as contemplated hereunder, all Information and all other materials (including any formulations and manufacturing processes and procedures) developed or delivered by any Third Party to Licensee or its Affiliates (or their respective designees) under any agreements between Company and any such Third Party.

(p)                                 Neither Company nor its Affiliates is a “covered entity” or a “business associate” as those terms are defined in 45 C.F.R. § 160.103.  Company and its Affiliates may use, and may grant Licensee and its Affiliates the right to use, consistent with Applicable Laws and their representations to consumers and employees, all Personal Data that is used in or necessary for the Development, Manufacture and Commercialization of the Licensed Molecules or Licensed Products. For purposes of this Agreement, “Personal Data” means all data or information that is linked to any reasonably identifiable person and any other data protected under Applicable Law relating to privacy or data security, which information includes any genetic data, medical information, and insurance numbers.

(q)                                 Company and its Affiliates maintain information security program(s) that includes administrative, technological, and physical safeguards reasonably calculated to safeguard their confidential information (including Personal Data processed by Company and its Affiliates) and their information systems. To the best of Company’s knowledge, neither Company nor any of its Affiliates or agents has experienced any security breach or other incident resulting in the unauthorized access, use, or disclosure of Personal Data.

(r)                                  Neither Company nor its Affiliates, nor any of their respective officers, directors, employees, nor, to the best of Company’s knowledge, any representatives, agents, or other Persons acting on behalf of Company or its Affiliates (a) has paid, made, authorized, offered, solicited or received any bribe, unlawful rebate, payoff, influence payment, or kickback, (b) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties, (c) has used or is using any corporate funds for any illegal contributions, gifts, entertainment, travel or other unlawful expenses, (d) has violated or is violating in any respect the United States Foreign Corrupt Practices Act, the UK Bribery Act, or any other anti-corruption or anti-bribery Law or requirement applicable to Company or its Affiliates, (e) is, or within the past *** has been, under administrative, civil, or criminal investigation, indictment, information, suspension, debarment, or audit (other than a routine contract audit) by any party, in

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

connection with possible violations of any Law that prohibits improper payments, or (f) has received notice from, or made a voluntary disclosure to, any Governmental Authority regarding possible violations of any Law that prohibits improper payments.

(s)                                   Exhibit 7 sets forth a true and complete (in all material respects) list of all of Company’s Manufacturing Agreements.

13.3                                    Disclaimer of Warranties.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, EACH PARTY ACKNOWLEDGES AND AGREES THAT THE OTHER PARTY IS NOT MAKING, NOR HAS SUCH OTHER PARTY MADE, ANY REPRESENTATION OR WARRANTY, ORAL OR WRITTEN, EXPRESS OR IMPLIED, OTHER THAN AS EXPRESSLY MADE BY SUCH OTHER PARTY IN ARTICLE 7 OR THIS ARTICLE 13. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE 7 OR THIS ARTICLE 13, EACH PARTY SPECIFICALLY DISCLAIMS THAT IT IS RELYING UPON OR HAS RELIED UPON ANY REPRESENTATIONS OR WARRANTIES OR OTHER STATEMENTS OR OMISSIONS THAT MAY HAVE BEEN MADE BY ANY PERSON OR OTHERWISE OCCURRED.

ARTICLE 14

TERM AND TERMINATION

14.1                                    Term and Expiration.  This Agreement shall bind the Parties upon execution and continue in full force and effect unless and until the termination or expiration of the Agreement by its terms (the “Term”); provided, however, that each Party’s grant of license rights hereunder, Licensee’s obligation to make the payments hereunder, and Licensee’s obligations hereunder in connection with the Development and Commercialization of the Licensed Products shall not become effective unless and until each of the following conditions are satisfied: (i) the waiting period provided by the HSR Act shall have expired or been terminated (and all antitrust clearance has been obtained), (ii) no court or administrative challenges to the transactions are pending, (iii) no court or administrative orders are outstanding blocking the completion of the transactions and (iv) Company’s representations and warranties set forth in this Agreement are true and correct (the first date on which each such condition is satisfied or waived, the “Effective Date”); provided, further, that the condition in clause (iv) is for the sole benefit of Licensee and Licensee shall have the right to waive such condition in whole or in part at any time in its sole discretion. For the avoidance of doubt, Section 2.9, Section 8.3, Section 16.19(a) and (b), Article 11, Article 13 and any related definitions in Article 1, shall become effective on the Execution Date.  This Agreement, unless earlier terminated in whole pursuant to Section 14.2 or 14.3, shall continue thereafter in full force and effect on a country-by-country basis (a) until the expiration of Licensee’s obligations to make royalty payments to Company with respect to such country or (b) as long as Licensee or sub-licensee is selling the Licensed Product in the country, whichever is later.

14.2                                    Termination upon Material Breach.

(a)                                 If a Party commits a material breach of this Agreement, the other Party

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

may provide to the alleged breaching Party a written notice specifying the nature of the breach, requiring the alleged breaching Party to make good or otherwise cure such breach, and stating its intention to terminate this Agreement if such breach is not cured.  If such breach is not cured within ninety (90) days after the receipt of such notice, then subject to Section 14.2(b), the Party not in default shall be entitled, without prejudice to any of its other rights conferred under this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement by written notice to the other Party; provided, however, if the cause of the material breach is non-payment of the amounts due under this Agreement, then the cure period for such non-payment shall be fifteen (15) days from the date of notice of material breach by the non-breaching Party.

(b)                                 If the alleged breaching Party disputes in good faith the existence or materiality of a breach specified in a notice provided by the other Party in accordance with Section 14.2(a), and such alleged breaching Party provides the other Party notice of such dispute within fifteen (15) days of the date of the notice provided by the other Party in accordance with Section 14.2(a), then the non-breaching Party will not have the right to terminate this Agreement under Section 14.2(a) unless and until (i) the arbitrators, in accordance with Section 14.2(c), have determined that the alleged breaching Party has materially breached this Agreement (an “Arbitral Decision”), and (ii) the alleged breaching Party has failed to cure such breach within ninety (90) days following such Arbitral Decision (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within fifteen (15) days following such an Arbitral Decision).  The Arbitral Decision will include a description of what is required to cure such breach.  If the arbitrators determine that a Party should be regarded as the prevailing Party, then such prevailing Party in such arbitration shall be reimbursed by the other Party for all of such prevailing Party’s expenses related to such arbitration proceeding.  It is understood and agreed that during the pendency of such dispute, all of the terms and conditions of this Agreement will remain in effect.

(c)                                  The Arbitral Decision shall be reached, and the arbitration proceeding shall be conducted, in accordance with the Commercial Arbitration Rules and Supplementary Procedures for Large Complex Disputes of the American Arbitration Association. The number of arbitrators shall be three, one of whom shall be appointed by each of the parties and the third of whom shall be selected by mutual agreement of the co-arbitrators with the input of the parties, within 30 days of the selection of the second arbitrator and thereafter by the American Arbitration Association. The seat of the arbitration will be New York, New York. The arbitration award rendered by the arbitrators shall be final and binding on the parties.  Judgment on the award may be entered in any court having jurisdiction thereof.

(d)                                 The Parties agree that termination pursuant to Section 14.2(a) is a remedy to be invoked only if the breach cannot be adequately remedied through a combination of specific performance and the payment of money damages.

(e)                                  The right of a Party to terminate this Agreement, as provided in this Article 14, shall not be affected in any way by its waiver or failure to take action with respect to any prior default or breach.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

14.3                                    Other Terminations.

(a)                                 Termination for Convenience.  Licensee may terminate this Agreement in its entirety upon at least two hundred seventy (270) days’ prior written notice to Company.

(b)                                 Termination by Company for Superior Proposal.  Subject to Section 11.6(b)(ii), if prior to the No-Shop Start Date Company receives a Proposal that the Transaction Committee (the “Transaction Committee”) of the Company Board and the Company Board determines is a Superior Proposal, and after complying with Section 11 of this Agreement, the Transaction Committee and Company Board again determines at the end of the Match Period that such Proposal constitutes a Superior Proposal, and Company is not in material breach of Section 11.6, then within *** after the end of the Match Period, Company may terminate this Agreement concurrently with paying the amount required by Section 14.4(c)(v) upon entering into the definitive agreement providing for the Superior Proposal (provided that if such termination upon entering into such definitive agreement occurs on a day that is not a Business Day, Company is permitted to pay the amount required by Section 14.4(c)(v) on the first succeeding Business Day).  For the avoidance of doubt, if Company does not exercise its termination right under this Section 14.3(b) within *** after the end of the Match Period, Company shall no longer be permitted to terminate this Agreement pursuant to this Section 14.3(b).

(c)                                  Termination of Certain Rights of Company for Fundamental Breach.  If Company commits a Fundamental Breach, Licensee may provide to Company a written notice specifying the nature of the breach, requiring it to make good or otherwise cure such breach, and stating Licensee’s intention to terminate specified provisions of this Agreement pursuant to this Section 14.3(c), if such breach is not cured in accordance with this Section 14.3.  Company may cure a Fundamental Breach in accordance with this Section 14.3 as follows:

(i)                                          if a Fundamental Breach is capable of being cured within 30 days and such breach is cured at its sole expense within such 30 day period; or

(ii)                                      if a Fundamental Breach is not capable of being cured within 30 days but is capable of cure, and such breach is cured at its sole expense within the following extended cure period, which extended cure period shall apply, if, and only for so long as, the following conditions are satisfied (A) prior to the expiration of such 30 day period, Company delivers to Licensee detailed written plan (1) explaining the causes of the Fundamental Breach, the reasons such breach is not capable of being cured within the 30 day period, and the steps required in order to effect such cure, and (2) setting forth a plan in reasonable detail with the actions and resources required to effect such cure, and the soonest possible date, which shall be no later than five (5) months after occurrence of such Fundamental Breach, in which such cure can be completed, and (B) during the entirety of such cure period, Company uses its best efforts and expends such resources as are reasonably designed (1) to cure such breach as quickly and effectively as possible and (2) to mitigate any adverse impact to Licensee and its Development and Commercialization of the Licensed Product resulting from such Fundamental Breach.

In the event a Fundamental Breach is not cured in accordance with the foregoing subsection (i) or (ii), or is not capable of cure, Licensee shall be entitled, by written notice to Company, without prejudice to any of its other rights conferred under this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate the rights and obligations of

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

the Parties under (w) Section 5.4, (x) Section 2.2, (y) Section 6.6, and (z) the JSC, pursuant to Section 3.1(d). In the event of any such termination, Company will cooperate with Licensee in the orderly transition to Licensee of any obligations of Company under the provisions in clause (w) through (z) in the preceding sentence.  For clarity, a Fundamental Breach does not relieve Licensee of its payment obligations under Article 8.

14.4                                    Consequences of Termination.

(a)                                 Upon termination of this Agreement in its entirety for any reason prior to expiration, each Party shall promptly return to the other Party all relevant records and materials in its possession or control containing or comprising the other Party’s Confidential Information and to which the Party does not retain rights or licenses hereunder; provided, however, that each Party shall be entitled to retain copies of the other Party’s Confidential Information to the extent necessary to comply with applicable regulatory obligations and shall be entitled to retain one copy of the other Party’s Confidential Information for archival purposes. For clarity, upon the termination of this Agreement in its entirety, IMMU-132 Information shall be deemed to be the Confidential Information of Company alone.

(b)                                 Upon termination of this Agreement in its entirety by Company pursuant to Section 14.2 (Material Breach) or by Licensee pursuant to Section 14.3(a) (Convenience), (i) all licenses granted by Company to Licensee shall terminate (except as set forth in Section 14.5); (ii) all rights in any and all Licensed Products and Licensed Molecules granted by Company to Licensee under this Agreement shall revert to Company; and (iii) any and all claims and payment obligations that accrued prior to the date of such termination shall survive such termination.

(c)                                  Upon termination of this Agreement in its entirety by Company pursuant to Section 14.3(b) (Termination by Company for Superior Proposal), (i) all licenses granted by each Party to the other Party shall terminate; (ii) all rights in any and all Licensed Products and Licensed Molecules granted by Company to Licensee under this Agreement shall revert to Company; (iii) Licensee will have no payment obligations or liability of any kind to Company, including no obligations for any upfront, milestone or other payments or costs or expenses of Company or its Affiliates of any kind; (iv) effective upon such termination, Company and its Affiliates fully and forever irrevocably and unconditionally release, acquit, and discharge Licensee, its Affiliates and its and their respective successors, assigns, directors, employees, and officers, from all past, present and future liability, obligation, claim, or loss of any kind arising under or in connection with this Agreement and the subject matter hereof; and (v) Company shall pay to Licensee an amount in cash equal to *** concurrently with such termination (provided that if such termination occurs on a day that is not a Business Day, Company is permitted to pay such *** amount on the first succeeding Business Day).

(d)                                 Upon termination of this Agreement in its entirety by Licensee pursuant to Section 14.2 (Material Breach), except as provided for in Sections 14.5(b), 14.5(c), 14.5(f), 14.5(g), 14.5(j), 14.5(k), 14.5(l) and 14.6, the Agreement shall terminate in its entirety (including all licenses granted by either Party herein) and Licensee will have no further obligations under Article 8.

14.5                                    Additional Consequences of Termination.  Upon termination of this

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Agreement in its entirety by Company pursuant to Section 14.2  (Material Breach) or by Licensee pursuant to Section 14.3(a) (Convenience), or in the case of Sections 14.5(b), 14.5(c), 14.5(f), 14.5(g), 14.5(j), 14.5(k) and 14.5(l) upon any termination of this Agreement, the following terms and conditions will apply:

(a)                                 Licenses to Company. Licensee shall be automatically deemed to grant to Company a worldwide license (with rights to sublicense subject to the applicable terms of this Agreement) under the Licensee’s interest in the Joint Patents and Joint Inventions, in each case, to Develop, Manufacture, and Commercialize Licensed Products and Licensed Molecules in the Field in the Territory, and further, ***.

(b)                                 Regulatory Filings.  Licensee shall promptly assign to Company, and will provide full copies of, all Regulatory Approvals and Regulatory Materials that relate to Licensed Products and/or Licensed Molecules and are owned or Controlled by Licensee or its Affiliates.  Licensee shall also take such actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights thereunder to Company.

(c)                                  Data Disclosure.  Licensee shall provide to Company copies of the relevant portions of all material reports and data, including clinical and non-clinical data and reports, obtained or generated during the Term of this Agreement after the Effective Date by or on behalf of Licensee or its Affiliates or Sublicensees to the extent that they relate exclusively to Licensed Products and Licensed Molecules, within *** of such termination unless otherwise agreed, and Company shall have the right to use any such Information in developing and commercializing Licensed Products and Licensed Molecules, and to license any Third Parties to do so.

(d)                                 Trademarks.  If Licensee used, with regard to any Licensed Product or Licensed Molecule in a country, any trademark, tradename or logo related solely to a Licensed Product and/or Licensed Molecule (“Licensee Mark(s)”), Licensee shall either assign or license to Company (upon written request from Company within *** of termination) the Licensee Mark(s), it being understood that the choice between assignment and licensing shall be made by Licensee at its discretion. ***. For clarity, Company shall under no circumstance receive any rights under the house marks of Licensee or its Affiliates, except with respect to selling off existing inventory.

(e)                                  Third Party Licenses.  At Company’s request, (i) Licensee shall promptly provide to Company copies of all Third Party agreements under which Licensee or its Affiliates obtained a license under Patents or patent applications claiming inventions or know-how specific to or used or incorporated into the development, manufacture and/or commercialization of the Licensed Products and/or Licensed Molecules; and (ii) Licensee shall promptly: (A) with respect to such Third Party licenses relating solely to the applicable Licensed Products and Licensed Molecules, use commercially reasonable efforts to assign (or cause to be assigned), such agreements to Company, and (B) with respect to all other Third Party licenses, at Licensee’s option either use commercially reasonable efforts to assign the agreement or grant (or cause to be granted) to Company a sublicense thereunder of a scope equivalent to that described in Section 14.5(a), provided Licensee has the ability to assign such agreement or grant a sublicense to Company thereunder. In any case, thereafter Company shall be fully responsible

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

for all obligations due for its actions under the Third Party agreements. Notwithstanding the above, if Company does not wish to assume any financial or other obligations associated with a particular assignment or sublicense, then Company shall so notify Licensee and Licensee shall not make such assignment or grant such sublicense (or cause it to be made or granted).

(f)                                   Further Sales.  Licensee may continue to sell its remaining inventory of the Licensed Product for a period of *** from the effective date of such termination, subject to the payment of royalties pursuant to Section 8.7.  Licensee covenants that promptly after such *** period it and its Affiliates and former Sublicensees hereunder shall cease to sell, and thereafter shall not sell, any Licensed Products or Licensed Molecules.

(g)                                 Remaining Materials.  At the end of the period described in Section 14.5(f) or, if this Agreement is terminated prior to the First Commercial Sale, at the request and expense of Company, Licensee shall transfer to Company, all quantities of Licensed Products and/or Licensed Molecules in the possession of Licensee or its Affiliates (including, without limitation, clinical trial supplies and Licensed Products and/or Licensed Molecules intended for commercial sale).  Licensee shall transfer to Company all such quantities of Licensed Products and/or Licensed Molecules without charge, except that Company shall pay the reasonable costs of shipping.  Licensee shall have no obligation to alter the labeling of such Licensed Products and/or Licensed Molecules.

(h)                                 Licensed Product/Compound Manufactured by Licensee.  If any Licensed Product and/or Licensed Molecule was manufactured by Licensee or its Affiliate (including, without limitation, any testing and/or release) at the time of such termination, at Company’s request, Licensee (or its Affiliate, as applicable) shall continue to manufacture and supply such Licensed Product and/or Licensed Molecule to Company, at a commercially reasonable cost to be agreed between the Parties, from the time of the effective date of termination, until such time (not to exceed ***) as Company is able to secure an equivalent alternative commercial manufacturing source from which quantities of Licensed Product and/or Licensed Molecule are registered for commercial sale. Any such supply will be made pursuant to a supply agreement between the Parties containing commercially reasonable provisions that are customary for this type of agreement.

(i)                                    Technical Assistance.  Promptly after the effective date of such termination, Licensee shall provide, at Company’s request and expense (at Licensee’s commercially reasonable FTE rates) technical assistance of the equivalent of up to a total of ***, to provide technology transfer necessary for Company to commence or continue to commercially manufacture Licensed Products and/or Licensed Molecules, and a non-exclusive, royalty-free, perpetual license under any know-how disclosed by Licensee to Company in the course of such activities to manufacture Licensed Products and/or Licensed Molecules.  At Company’s request and expense, Licensee shall promptly provide to Company copies of all agreements between Licensee or its Affiliates and Third Party suppliers, vendors, or distributors that relate to the supply, sale, or distribution of Licensed Products and/or Licensed Molecules in the Territory.  At Company’s request and expense, Licensee shall promptly:  (x) with respect to such Third Party agreements relating solely to the applicable Licensed Products and/or Licensed Molecules, immediately assign (or cause to be assigned), such agreements to Company, and (y) with respect to all other such Third Party agreements, Licensee shall reasonably cooperate to assist Company

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

in obtaining the benefits of such agreements.

(j)                                    Ongoing Clinical Trials.  Licensee shall promptly assign to Company the management and continued performance of any clinical trials for Licensed Product ongoing hereunder as of the effective date of such termination, ***.

(k)                                 No Further Representations.  Subject to Sections 14.5(f) and (h), Licensee and its Affiliates shall (i) discontinue making any representation regarding its status as a licensee of or distributor for Company, for all Licensed Products and/or Licensed Molecules and (ii) cease conducting any activities with respect to the marketing, promotion, sale or distribution of the Licensed Products and/or Licensed Molecules.

(l)                                    Commercialization.  Company shall have the right to develop and commercialize the Licensed Products and/or Licensed Molecules itself or with one or more Third Parties, and shall have the right, without obligation to Licensee, to take any such actions in connection with such activities as Company (or its designee), at its discretion, deems appropriate, provided that, the foregoing will not constitute or be construed as a grant, whether express or implied, of any license or right under any intellectual property of Licensee or its Affiliates.

14.6                                    Accrued Rights; Surviving Obligations.

(a)                                 Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any liabilities that shall have accrued prior to such termination, or expiration.  Such termination, relinquishment or expiration shall not relieve a Party from obligations that are expressly indicated to survive termination or expiration of this Agreement.

(b)                                 Without limiting the foregoing, Article 1, Section 8.3, Section 9.7(c), Section 9.7(d), Section 10.1, Section 10.2, Section 10.9, Section 10.10, Article 11, Article 12, Article 13, Section 14.1, Section 14.4, Section 14.5, Section 14.6, Article 15, and Article 16 (other than Section 16.19) shall survive the expiration or termination of this Agreement for any reason.

14.7                                    Rights in Bankruptcy.  All licenses granted under this Agreement by Licensee or Company are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(34A) of the U.S. Bankruptcy Code.  The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code.  The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code, the Party hereto that is not a party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property (including all Information related to such intellectual property and rights of reference with respect to Regulatory Approvals), and same, if not already in their possession, shall be promptly delivered to them (a) upon any such commencement of a bankruptcy proceeding upon their written request therefore, unless the Party subject to such proceeding continues to perform all of its obligations under this Agreement, or (b) if not delivered or granted

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

under (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefore by the non-subject Party.

14.8                                    Sale of the Company.  For the avoidance of doubt, this Agreement will remain in full force and effect notwithstanding a Sale of the Company, subject to the terms and conditions of this Agreement.

ARTICLE 15

DISPUTE RESOLUTION

15.1                                    Disputes.  Following the Effective Date, with respect to disputes not within the decision-making authority and powers of the JSC to resolve (or, following the termination of the JSC pursuant to Section 3.1(d), within the decision-making authority and powers of Licensee to resolve), in the event of any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, or the rights or obligations of the Parties hereunder, the Parties shall try to settle their differences amicably between themselves.  Either Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Party, and within *** after such notice appropriate representatives of the Parties shall meet for attempted resolution by good faith negotiations.  If such representatives are unable to resolve promptly such disputed matter, it shall be referred to the Executive Officers for discussion and resolution.  If such personnel are unable to resolve such dispute within *** of initiating such negotiations, unless otherwise agreed by the Parties, such dispute shall be finally settled under Sections 15.2 and 15.3.

15.2                                    Mediation.  Following the Effective Date, if a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation (as provided by Section 15.1), then the Parties agree before resorting to litigation (as provided by Section 15.3) or, in the case of a claim pursuant to Section 14.2, to arbitration (as provided in Section 14.2(b)), to first try in good faith to settle the dispute by non-binding mediation with a neutral mediator; provided, however, that (a) no such mediation shall be required for any disagreement regarding the failure by a Party to fully pay any sum due hereunder, and (b) if such mediation has not occurred within sixty (60) days after a written request for mediation by either Party, then either Party may commence litigation or arbitration, as applicable.

15.3                                    Litigation.  Following the Effective Date, if a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through either negotiation (as provided by Section 15.1) or mediation (as provided by Section 15.2) then the Parties shall be entitled to resort to litigation to settle the dispute.  Notwithstanding this Section 15.3, any dispute within the scope of Section 14.2 will be resolved exclusively as set forth in Section 14.2(b).

15.4                                    Language of Dispute Resolution.  All proceedings under this Article 15 shall be conducted in the English language and all documents exchanged between the Parties and/or submitted in the context of a proceeding under this Article 15 shall be in English or shall be accompanied with a certified English translation of the original document.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

15.5                                    Injunctive Relief.  Notwithstanding any other provision of this Article 15 or Section 14.2, either Party, at any time, may seek from a court of competent jurisdiction any interim or provisional injunctive relief (such as attachment, preliminary injunction, replevin, etc.) to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the dispute as may be necessary to protect the rights or property of that Party.

ARTICLE 16

MISCELLANEOUS PROVISIONS

16.1                                    Relationship of the Parties.  Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency or employer-employee relationship between the Parties.  Neither Party shall incur any debts or make any commitments for the other.

16.2                                    Assignment.  Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that a Party may make such an assignment without the other Party’s consent to such Party’s Affiliate or to a successor to all or substantially all of the business of such Party to which this Agreement pertains, whether by way of merger, sale of stock, sale of assets or other transaction. Any permitted successor or assignee of rights and/or obligations hereunder shall, in a writing to the other Party, expressly assume performance of such rights and/or obligations.  Any permitted assignment shall be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 16.2 shall be null, void and of no legal effect.

16.3                                    Performance by/Responsibility for Affiliates.  Each of Company and Licensee acknowledge that their obligations and rights under this Agreement may be performed and exercised by Affiliates of Company and Licensee, respectively.  Obligations of the Party for which one of its Affiliates is performing hereunder shall be deemed to extend to such performing Affiliate.  Each of Company and Licensee guarantee performance of this Agreement by its Affiliates.  Wherever in this Agreement the Parties delegate responsibility to Affiliates, the Parties agree that such entities shall not make decisions inconsistent with this Agreement, amend the terms of this Agreement or act contrary to its terms in any way.  If a Party’s Affiliate breaches any aspect of this Agreement in the performance of any activity that has been delegated to such Affiliate, then the other Party shall be entitled to proceed against the Party whose Affiliate so breached, and shall not first be required to proceed against the Affiliate that so breached.

16.4                                    Further Assurances.  Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other reasonable acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement. Without limiting the generality of the foregoing, Company further agrees that, if any consent or other approval of any Person or Persons not expressly contemplated by this Agreement is or becomes necessary to carry out the purposes and intent of this Agreement or to authorize or give effect to any of the transactions contemplated hereby for the benefit of each of the Parties hereto, Company shall use its reasonable best efforts to take, or cause to be taken, all actions necessary or appropriate to

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

obtain any such consent or other approval.

16.5                                    Force Majeure.  Neither Party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by earthquake, riot, civil commotion, war, strike, flood, act of terrorism, governmental acts or restrictions or any other reason that is beyond the control of the respective Party. The Party affected by force majeure shall provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and will use Commercially Reasonable Efforts to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable.

16.6                                    Entire Agreement of the Parties; Amendments.  This Agreement and the agreements contemplated by Section 8.3 constitute and contain the entire understanding and agreement of the Parties respecting the subject matter hereof and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter (including the Confidential Information Agreement entered into by and between Licensee and Company dated as of June 3, 2016 and the Standstill Letter Agreement by and between Licensee and Company effective as of November 16, 2016).  No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

16.7                                    Captions.  The captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.

16.8                                    Governing Law.  This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of Delaware without regard to the conflicts of law principles thereof. The parties hereby irrevocably submit to the personal jurisdiction of the Court of Chancery of the State of Delaware (or if, and only if, the Court of Chancery of the State of Delaware lacks jurisdiction, the Complex Commercial Litigation Division of the Superior Court of the State of Delaware or the Federal court of the United States of America sitting in Delaware) and any appellate court from any thereof, in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 16.10 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.  EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

OR ANY RELATED AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING ANY LEGAL PROCEEDING ARISING OUT OF THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT. EACH PARTY CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION 16.8.

16.9                                    Tolling of Time Periods.  In the event that a controversy or claim has been raised and is in the process of dispute resolution in accordance with Article 15, any applicable time period governing the underlying controversy or claim shall be tolled pending the outcome of the resolution process after which the time period shall again begin to run.

16.10                             Notices and Deliveries.  Any notice, request, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by facsimile (receipt verified), email (receipt verified) or by express courier service (signature required) or five (5) days after it was sent by registered letter, return receipt requested (or its equivalent), to the Party to which it is directed at its address or facsimile number shown below or such other address or facsimile number as such Party shall have last given by notice to the other Parties.  This Section 16.10 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

If to Licensee, addressed to:

Seattle Genetics, Inc.

21823 30th Drive St.

Bothell, WA  98021

Fax:  (425) 527-4107

Email: legal@seagen.com

Attention:  General Counsel

With a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP

1870 Embarcadero Road

Palo Alto, CA 94303
Fax: (650) 461-5740
Email: mousavin@sullcrom.com

Attention: Nader A. Mousavi

and

Sullivan & Cromwell LLP

125 Broad St.

New York, NY 10004
Fax: (212) 291-9519

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Email: veeraraghavank@sullcrom.com

Attention: Krishna Veeraraghavan

Invoices to Licensee shall be sent to: accountspayable@seagen.com

With a copy to:

Accounts Payable

21823 — 30th Drive SE

Bothell, WA 98021

If to Company, addressed to:

Immunomedics, Inc.
300 The American Road
Morris Plains, NJ 07950
Attention: Michael R. Garone, Chief Financial Officer
Fax: (973) 605-8511

With a copy to (which shall not constitute notice):

DLA Piper LLP (US)
51 John F. Kennedy Parkway
Short Hills, New Jersey 07078
Attention: Andrew P. Gilbert, Esq.
Fax: (973) 520-2573

And

DLA Piper LLP (US)

2000 University Avenue

East Palo Alto, California 94303

Attention:  Shane Albright, Esq.

Fax: (650) 687-9295

16.11                             Other Obligations.  Except as set forth in the Letter Agreement and in Section 16.20, each Party shall bear its own costs incurred in connection with the implementation of the obligations under this Agreement.

16.12                             Waiver.  The failure or delay of a Party to enforce or to exercise, at any time for any period of time, any provisions hereof or any right or remedy hereunder shall not be construed as a waiver of such provision or right or remedy or of the right of such Party thereafter to enforce or exercise the same; provided, however, that such right or remedy is not time-barred or otherwise precluded by law or by a writing expressly waiving such right or remedy and signed by that Party seeking to assert such right or remedy.  The written waiver by either Party of a breach of any term or provision of this Agreement by the other Party shall not be construed as a waiver of any subsequent breach.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

16.13                             Translation.  This Agreement is in English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties.  All communications and notices to be made or given pursuant to this Agreement, and any dispute proceeding related to or arising hereunder, shall be in the English language.  If there is a discrepancy between any translation of this Agreement and this Agreement, this Agreement shall prevail.

16.14                             Export Laws.  Notwithstanding anything to the contrary contained herein, all obligations of Company and Licensee are subject to prior compliance with U.S. export regulations and such other U.S. laws and regulations as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the government of the U.S. or the European Union.  Company and Licensee, respectively, shall each use its reasonable efforts to obtain such approvals for its own activities.  Each Party shall cooperate with the other Party and shall provide assistance to the other Party as reasonably necessary to obtain any required approvals.

16.15                             Severability.  When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under Applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.  The Parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one that conforms as nearly as possible with the original intent of the Parties.

16.16                             No Implied Licenses.  Except as expressly and specifically provided under this Agreement, the Parties agree that neither Party is granted any implied rights to or under any of the other Party’s current or future patents, trade secrets, copyrights, moral rights, trade or service marks, trade dress, or any other intellectual property rights.

16.17                             Third Party Beneficiaries.  Except for the rights of the Company Indemnitees and Licensee Indemnitees set forth in Article 12, all rights, benefits and remedies under this Agreement are solely intended for the benefit of Company and Licensee, and no Third Party shall have any rights whatsoever to (i) enforce any obligation contained in this Agreement; (ii) seek a benefit or remedy for any breach of this Agreement; or (iii) take any other action relating to this Agreement under any legal theory, including but not limited to, actions in contract, tort (including but not limited to negligence, gross negligence and strict liability), or, as a defense, set-off or counterclaim to any action or claim brought or made by the Parties.

16.18                             Advice of Counsel.  Company and Licensee have each consulted counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one Party or another and will be construed accordingly.

16.19                             Governmental and Consent Matters.

(a)                                 To the extent, if any, that a Party concludes in good faith that it is required to file or register this Agreement or a notification thereof with any governmental authority,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

including without limitation the U.S. Securities and Exchange Commission, the U.S. Department of Justice (the “DoJ”), the U.S. Federal Trade Commission (the “FTC”) and/or the Competition Directorate of the Commission of the European Community, in accordance with Applicable Law, such Party may do so, and the other Party shall cooperate in such filing or notification and shall execute all documents reasonably required in connection therewith, at the expense of the requesting Party, subject to Section 16.19(b).  The Parties shall promptly notify each other as to the activities or inquiries of any such governmental authority relating to this Agreement, and shall cooperate, to respond to any request for further information therefrom at the expense of the requesting Party.

(b)                                 Within *** after the Execution Date, each of Licensee and Company shall file with the FTC and the DoJ any filing required of it under the HSR Act with respect to the subject matter of this Agreement, which filings shall specifically request early termination of the initial HSR Act waiting period.  The Parties shall, to the extent reasonably practicable, cooperate and consult with one another in connection with any filings, responses to inquiries, or other contacts with the FTC or DoJ concerning the transactions contemplated hereby and shall use their respective reasonable best efforts to seek any other consent, approval or waiver as required by Applicable Law.  Each of Licensee and Company shall (i) reply at the earliest practicable date to any requests for information or for the production of witnesses received by either Party from the FTC or DoJ pursuant to the HSR Act; (ii) reasonably cooperate with any government investigation under the HSR Act regarding the legality of the transactions described in this Agreement; and (iii) use its good faith, diligent efforts to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the filing date.  Each Party will bear its own expenses in connection with activities under this Section 16.19(b), except that Licensee and Company shall each be responsible for half of the fee due to the FTC in respect of such filing.  Subject to Applicable Law relating to the exchange of information, Licensee shall have the right to direct all matters with respect to the FTC and DoJ hereunder. Licensee shall have the right to review in advance any filing or submission to be made by Company, and Company shall consider in good faith the view of Licensee in light of Licensee’s right to direct issues related to reviews by the FTC and DoJ. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not become effective (with the exception of Section 2.9, Section 16.19(a), this Section 16.19(b), Article 11, Article 13 and any related definitions in Article 1) until such time as (A) the Parties shall have complied with all applicable requirements of the HSR Act; (B) the waiting period under the HSR Act shall have expired or earlier been terminated with respect to this Agreement; (C) any investigations opened by means of a second request or otherwise shall have been terminated, without action by a government authority to prevent the Parties from implementing the transactions contemplated by this Agreement with respect to the U.S.; and (d) no requirements or conditions shall have been formally requested or imposed by the FTC or the DoJ in connection therewith which are not reasonably and mutually satisfactory to the Parties (collectively, the “HSR Conditions”).  In the event that the HSR Conditions are not met within six (6) months from the date the filing required under the HSR Act is made, either Party may terminate this Agreement upon written notice to the other Party.

(c)                                  Licensee may, at its expense, register the exclusive license granted under this Agreement in any country, or community or association of countries.  Company shall reasonably cooperate in such registration at Licensee’s expense.  Upon request by Licensee,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Company agrees promptly to execute any “short form” licenses developed in a form reasonably acceptable to both Licensee and Company and reasonably submitted to it by Licensee from time to time in order to effect the foregoing registration in such country.  No such “short form” license shall be deemed to amend or be used to interpret this Agreement.  If there is any conflict between such a license or other recordation document and this Agreement, this Agreement shall control.

16.20                             Costs.  Company agrees that it shall pay Licensee within five days upon Company’s receipt of a reasonably detailed invoice, by wire transfer to an account or accounts designated by Licensee, (i) up to $***, as reimbursement for Licensee’s out-of-pocket expenses incurred to date (including attorneys’ fees) in pursuing a possible licensing transaction involving Company and (ii) all costs, expenses (including attorneys’ fees), losses and damages incurred by Licensee in connection with defending, preparing for or participating in any action, suit, litigation, arbitration, mediation (including under Article 15 hereof), proceeding (including any civil, criminal administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving any court or other governmental authority or any arbitrator, mediator or arbitration or mediation panel (a “Legal Proceeding”), in the event such Legal Proceeding is initiated by Company or any other Person (other than Licensee), challenging the validity of this Agreement (or any portion thereof), seeking to rescind, void or terminate this Agreement (in whole or in part) (other than on the basis of a material breach by Licensee pursuant to Section 14.2 or Superior Proposal pursuant to Section 14.3(b)), or otherwise relating to or in connection with the execution, validity or effectiveness of this Agreement or the transactions related thereto (the amounts described in clauses (i) and (ii), “Reimbursable Costs”).  The Parties acknowledge and agree that Licensee shall have a right to set-off Reimbursable Costs against the upfront payment contemplated in Section 8.1, the milestone payments contemplated by Section 8.4 and Section 8.5 and the royalty payments contemplated by Section 8.7.

16.21                             Equitable Relief.  Notwithstanding anything to the contrary herein, the Parties shall be entitled to seek equitable relief, including injunction and specific performance, as a remedy for any breach of this Agreement. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or equity. The Parties further agree not to raise as a defense or objection to the request or granting of such relief that any breach of this Agreement is or would be compensable by an award of money damages.

16.22                             Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, any one of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement.  Copies of original signature pages sent by facsimile and/or PDF shall have the same effect as signature pages containing original signatures.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the Execution Date.

IMMUNOMEDICS, INC.

By:
Name:
Title:

SEATTLE GENETICS, INC.

By:
Name:
Title:

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

List of Exhibits

Exhibit 1:                                           Company Know-How

Exhibit 2:                                           Development Plan

Exhibit 3:                                           IMMU-132

Exhibit 4:                                           Pre-Existing Company Patents

Exhibit 5:                                           Licensee Press Release

Exhibit 6:                                           Company Press Release

Exhibit 7:                                           Manufacturing Agreements

Exhibit 1

Company Know-How***

Exh. 1-1

Exhibit 2

Proposed Clinical Development Plan for IMMU-132

***

{5 pages omitted}

Exh. 2-1

Exhibit 3

Description of IMMU-132***

Exh. 3-1

Exhibit 4

Pre-Existing Company Patents***

***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***

***

***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***
***	***	***

Exh. 4-1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

***	***	***	***	***
***	***	***	***
***	***	***

***

***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***	***
***	***	***	***

***

***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***
***	***	***	***

Exh. 4-2

Exhibit 5
Licensee Press Release

FOR RELEASE:	Friday, February 10, 2017
3:30 a.m. Pacific / 6:30 a.m. Eastern

Seattle Genetics Announces Global License Agreement with Immunomedics for Sacituzumab Govitecan (IMMU-132), a Promising Late-Stage ADC for Solid Tumors

-Seattle Genetics to Lead Development, Manufacturing and Commercialization of
Sacituzumab Govitecan Globally-

-Planned BLA for Triple Negative Breast Cancer Indication;
Other Solid Tumors Being Explored in the Clinic-

-Conference Call Today at 8:30 a.m. ET-

BOTHELL, WA— February 10, 2017 — Seattle Genetics, Inc. (Nasdaq: SGEN), a global biotechnology company, today announced a development and license agreement with Immunomedics, Inc. (Nasdaq: IMMU) under which Seattle Genetics would receive exclusive worldwide rights to develop, manufacture and commercialize sacituzumab govitecan (IMMU-132). Sacituzumab govitecan is an antibody-drug conjugate (ADC) targeted to TROP-2, which is expressed in several solid tumors including cancers of the breast, lung and bladder. Sacituzumab govitecan is in a phase 1/2 trial for patients with triple negative breast cancer (TNBC), as well as multiple other solid tumors. It received Breakthrough Therapy Designation from the U.S. Food and Drug Administration (FDA) for the treatment of patients with TNBC who have failed prior therapies for metastatic disease. Data from the phase 1/2 trial are intended to serve as the basis for a planned Biologics License Application (BLA) submission under the FDA’s accelerated approval regulations.

“This agreement would add a promising late-stage ADC to our pipeline as we continue making progress towards our goal of becoming a global, multi-product oncology company. Sacituzumab govitecan would complement our existing pipeline by providing a potential near-term opportunity to commercialize a second drug in the United States, expand our international capabilities in Europe and elsewhere and extend our efforts in solid tumors,” said Clay Siegall, Ph.D., President and Chief Executive Officer of Seattle Genetics. “In addition, we believe our expertise in ADCs, including demonstrated success in clinical development, regulatory, manufacturing and commercialization, ideally positions Seattle Genetics to advance this program globally. We look forward to working with Immunomedics to advance this program for patients in need, including those with triple negative breast cancer and other solid tumors.”

Cynthia L. Sullivan, President and Chief Executive Officer of Immunomedics, said, “After a long and robust process, we concluded that licensing our lead asset, sacituzumab govitecan, to Seattle Genetics, the leading ADC company, would give us the best opportunity to advance this product on behalf of advanced

Exh. 5-1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

stage cancer patients. Sacituzumab govitecan has the potential to drive significant value for patients with multiple types of cancer who are in need of new therapy options, and we look forward to continuing its development with Seattle Genetics.”

Upon closing of the transactions contemplated by the development and license agreement, Immunomedics would receive an upfront payment of $250 million. In addition, Seattle Genetics will pay development, regulatory and sales-dependent milestone payments across multiple indications and geographic regions of up to a total maximum of approximately $1.7 billion, as well as tiered double-digit royalties. The closing of the transactions contemplated by the development and license agreement is subject to customary conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. In addition, for a limited period of time, Immunomedics has the right to continue discussions with a small number of parties that previously expressed interest in licensing sacituzumab govitecan. If a third party provides Immunomedics with a financially superior licensing offer, Seattle Genetics has the right to match any such offer, and if it decides not to match, Immunomedics has the right to accept the superior offer and terminate the proposed development and license agreement upon payment of a termination fee to Seattle Genetics.

Concurrent with the transaction, Seattle Genetics is purchasing approximately $15 million of common stock, representing a 2.8 percent stake in Immunomedics. Seattle Genetics has also been granted the right to purchase an additional 8,655,804 shares of common stock at a price of $4.90 for a defined period. The equity purchase and rights are not subject to closing of the development and license agreement.

Seattle Genetics’ financial guidance for 2017 provided on and as of February 9, 2017 does not take into account the impact of the transactions contemplated by the development and license agreement or the equity investment in Immunomedics. Seattle Genetics plans to update its financial guidance for 2017 after the closing of the transactions contemplated by the development and license agreement.

About Sacituzumab Govitecan

Sacituzumab govitecan is an ADC composed of an anti-TROP-2 antibody linked to SN-38, the active metabolite of irinotecan. TROP-2 is a cell-surface receptor that is expressed on several tumors, including cancers of the breast, colon, lung and bladder.

In data reported from a phase 1/2 trial, in 85 evaluable patients with metastatic TNBC, sacituzumab govitecan showed an objective response rate of 29 percent and a median duration of response of 10.8 months. For all 89 patients in the intent-to-treat population, the estimated median overall survival was 18.8 months. Sacituzumab govitecan was generally well-tolerated. The most common adverse events were nausea, neutropenia, diarrhea, anemia, vomiting and fatigue.

In 2016, sacituzumab govitecan received Breakthrough Therapy Designation from the FDA for the treatment of patients with TNBC who have failed prior therapies for metastatic disease. The regulatory agency has also granted the ADC Fast Track designation for patients with small-cell lung cancer (SCLC) or non-small-cell lung cancer (NSCLC). In addition, sacituzumab govitecan has been designated an orphan drug by the FDA for the treatment of patients with SCLC or pancreatic cancer and by the European Medicines Agency (EMA) for the treatment of patients with pancreatic cancer.

Conference Call Details

Seattle Genetics’ management will host a conference call and webcast to discuss the transaction today at 5:30 a.m. Pacific Time (PT); 8:30 a.m. Eastern Time (ET). The live event will be available from the Seattle Genetics website at www.seattlegenetics.com, under the Investors and News section, or by calling 800-279-9534 (domestic) or 719-325-2108 (international). The conference ID is 2159368. A replay of the

Exh. 5-2

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

discussion will be available beginning at approximately 8:30 a.m. PT today from the Seattle Genetics website or by calling 888-203-1112 (domestic) or 719-457-0820 (international), using conference ID 2159368. The telephone replay will be available until 5:00 p.m. PT on Monday, February 13, 2017.

About Seattle Genetics

Seattle Genetics is an innovative biotechnology company that develops and commercializes novel antibody-based therapies for the treatment of cancer. The company’s industry-leading antibody-drug conjugate (ADC) technology harnesses the targeting ability of antibodies to deliver cell-killing agents directly to cancer cells. ADCETRIS® (brentuximab vedotin), the company’s lead product, in collaboration with Takeda Pharmaceutical Company Limited, is the first in a new class of ADCs and is commercially available globally in 66 countries for relapsed classical Hodgkin lymphoma (HL) and relapsed systemic anaplastic large cell lymphoma (sALCL). Seattle Genetics is also advancing vadastuximab talirine (SGN-CD33A; 33A), an ADC in a phase 3 trial for acute myeloid leukemia. Headquartered in Bothell, Washington, Seattle Genetics has a robust pipeline of innovative therapies for blood-related cancers and solid tumors designed to address significant unmet medical needs and improve treatment outcomes for patients. The company has collaborations for its proprietary ADC technology with a number of companies including AbbVie, Astellas, Bayer, Celldex, Genentech, GlaxoSmithKline and Pfizer. More information can be found at www.seattlegenetics.com.

Forward-Looking Statements

Certain of the statements made in this press release are forward looking, such as those, among others, relating to the anticipated closing of the transactions contemplated by the development and license agreement and the timing and benefits thereof; the expected future impacts from, planned regulatory filings relating to and the performance of, sacituzumab govitecan; the future development, commercial and other opportunities relating to the licensing of sacituzumab govitecan, including the expectation of the near-term opportunity to launch a second drug in the U.S.; and other statements that are not historical facts. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, but are not limited to, risks related to Seattle Genetics’ ability to complete the transactions contemplated by the development and license agreement on the proposed terms and schedule, including risks and uncertainties related to the satisfaction of closing conditions and the possibility that competing offers by third parties for the licensing of sacituzumab govitecan will be made; risks associated with licensing transactions, such as the risks that sacituzumab govitecan will not be integrated into Seattle Genetics’ pipeline successfully or will not perform in clinical testing as expected, in which case, Seattle Genetics’ may not recover its investment in sacituzumab govitecan; risks related to future opportunities and plans for Seattle Genetics and sacituzumab govitecan, including uncertainty of the expected future regulatory filings and future development of sacituzumab govitecan; the possibility that if Seattle Genetics does not complete the transactions contemplated by the development and license agreement or does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of Seattle Genetics’ common stock could decline; the difficulty and uncertainty of pharmaceutical product development; the inherent uncertainty associated with the regulatory approval process, including the risk that regulatory approval for sacituzumab govitecan in the U.S. or elsewhere may not be obtained in a timely manner or at all. More information about the risks and uncertainties faced by Seattle Genetics is contained in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2016 filed with the Securities and Exchange Commission. Seattle Genetics disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

Exh. 5-3

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONTACTS:

Investors:

Peggy Pinkston

(425) 527-4160

ppinkston@seagen.com

Media:

Brandi Robinson

(425) 527-2910

brobinson@seagen.com

Exh. 5-4

Exhibit 6

Company Press Release

Immunomedics Enters into Exclusive Global Licensing Agreement with Seattle Genetics for Sacituzumab Govitecan (IMMU-132) with Potential Payments of up to

Approximately $2 Billion, Plus Royalties

Immunomedics to Receive $250 Million in Upfront Cash Payment; Plus Among Other Milestone Payments, an Additional $50 Million or Negotiated Economic Splits Relating to Rights Outside US, Canada and EU

Agreement Provides for Seattle Genetics to Develop, Manufacture and Commercialize IMMU-132 in Multiple Indications; Immunomedics Retains Rights to Co-Promote in the United States

Seattle Genetics to Make up to $57 Million Equity Investment for up to 9.9% Stake in Immunomedics Via an Immediate Purchase of Common Stock and a Three-Year Warrant, Each Priced at a 10% Premium to the Company’s 15-Day VWAP

Agreement Follows Months-Long Robust, Strategic Process Led by Independent Transaction Committee of the Board and Outside Financial Advisor, Greenhill & Co.

IMMU-132 Represents Potential for First-Ever Approved Therapy Specifically for

Advanced Metastatic Triple-Negative Breast Cancer (TNBC)

Company to Host Conference Call at 8:00 AM Eastern Time to Discuss Transaction

Morris Plains, N.J., February 10, 2017 — Immunomedics, Inc. (NASDAQ: IMMU) (“Immunomedics”) today announced that it has entered into an exclusive global licensing agreement with Seattle Genetics, Inc. (NASDAQ: SGEN), an innovative global biotechnology company that develops and commercializes novel antibody-drug conjugates (ADCs) for the treatment of cancer. Under the agreement, Seattle Genetics will develop, fund, manufacture and commercialize IMMU-132, Immunomedics’ proprietary solid tumor therapy candidate.

The agreement also provides that Seattle Genetics will be responsible for initiating the Phase 3 clinical trial of IMMU-132 in patients with metastatic triple-negative breast cancer (TNBC) and submitting the initial Biologics License Application (BLA) to the U.S. Food and Drug Administration (FDA) for accelerated approval. The agreement includes the development of additional indications for IMMU-132, including urothelial

Exh. 6-1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

cancer (UC), small-cell lung cancer (SCLC) and non-small-cell lung cancer (NSCLC), which are currently in Phase 2 clinical studies, along with other solid tumor indications being studied in ongoing clinical trials.

Cynthia L. Sullivan, President and Chief Executive Officer of Immunomedics, said, “We are pleased to enter into this exclusive worldwide licensing agreement with Seattle Genetics to further advance IMMU-132 on behalf of patients with late-stage cancers, who have limited therapeutic options, while delivering significant and compelling near- and long-term value to stockholders. Since its founding, Immunomedics has been dedicated to creating and advancing novel therapies in challenging diseases with unmet therapeutic needs. Seattle Genetics’ reputation, development portfolio and track record make them an ideal partner to advance IMMU-132. Additionally, this agreement validates the dedication and effort by our entire internal teams in research and development, manufacturing, clinical, regulatory and general administration. In just over three years, we have brought IMMU-132 through clinical developments in multiple indications, and have advanced the TNBC indication to a potential accelerated approval and launch by late 2017 or early 2018, which could make IMMU-132 available to patients dealing with a highly malignant form of breast cancer. We are proud to have achieved this critical milestone and thank our entire team for their hard work. Immunomedics looks forward to appropriately supporting Seattle Genetics as it seeks to bring IMMU-132 to commercialization.”

Clay Siegall, Ph.D., President and Chief Executive Officer of Seattle Genetics, said, “As the global leader in ADCs, we are excited to enter into this licensing agreement with Immunomedics for sacituzumab govitecan. This program would complement our rich pipeline of late- and early-stage programs, potentially allowing us to bring a new therapy for triple-negative breast cancer to patients in need. We have successfully demonstrated our expertise in the development, manufacturing and commercialization of ADCs in oncology, and we look forward to working with Immunomedics to advance this program.”

Dr. David M. Goldenberg, Chairman and Chief Scientific Officer of Immunomedics, commented, “After extensive preclinical research conducted by our scientists, and about three years of clinical development by our clinicians and our collaborating external investigators studying over 400 patients, we have decided that this is the right time to out-license IMMU-132. Although we have had partnerships in the past, I am extremely enthusiastic about entering into this collaboration with Seattle Genetics, a company that has achieved a leadership role in antibody-drug conjugates. Both companies are committed to bringing important products to cancer patients. This common goal is sincere and will be the basis of making IMMU-132 fulfill its full potential.”

Dr. Goldenberg further remarked, “After a long period of interactions with many interested partnering candidates, and a considerable period of discussion with Seattle Genetics, we concluded that working with this group of successful business and marketing executives, clinicians and scientists would allow us to contribute our own scientific and clinical knowledge to them as they further develop IMMU-132 and bring it

Exh. 6-2

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

to commercialization. We are particularly pleased with their enthusiasm, and that this arrangement allows us to continue our ongoing Phase 2 studies in a number of additional cancer types while we transition this product candidate to them.”

Terms of the Agreement

The agreement provides for potential payments of approximately $2 billion across multiple indications, plus double-digit tiered royalties on global net sales. Under the terms of the agreement, Immunomedics will receive $250 million in upfront cash payment, plus, among other milestone payments, an additional $50 million (or negotiated economic splits) relating to rights outside the U.S., Canada and the EU. The remainder of the consideration comprises approximately $1.7 billion that is contingent upon achieving certain clinical, development, regulatory and sales milestones, including an anticipated near-term milestone for acceptance of the Biologics License Application (BLA) by the U.S. Food and Drug Administration for TNBC, additional milestones based on regulatory approval of IMMU-132 for TNBC in the U.S. and other territories, and future development and regulatory milestones for additional indications beyond TNBC. Future royalty payments are tiered double-digit royalties based on global net sales. In addition, Immunomedics will retain the right to elect to co-promote IMMU-132 in the United States by participating in 50% of the sales effort, subject to certain parameters set forth in the agreement.

Joint Steering Committee

Upon completion of the transaction, Immunomedics and Seattle Genetics will each appoint representatives to serve on a Joint Steering Committee (JSC) that will be chaired by a Seattle Genetics representative. The JSC will be responsible for, among other things, determining the overall development, commercialization, manufacturing and intellectual property strategy for IMMU-132.

Timing and Approvals

The companies expect the transaction to close in the first quarter of 2017, subject to expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, as well as other customary closing conditions.

Modified Go-Shop Period

Under the terms of the agreement, for a limited period, through February 19, 2017, Immunomedics has the right to continue negotiating with a select number of parties still in the strategic process, and accept a superior proposal. Seattle Genetics has the right to match any superior proposal and if it decides not to match, Immunomedics has the right to accept the superior proposal and terminate the proposed development and license agreement upon payment of a termination fee to Seattle Genetics.

Equity Investment

Concurrent with the transaction, Seattle Genetics is purchasing 3,000,000 shares of common stock, representing an approximately 2.8% stake in Immunomedics, at a per share price of $4.90, which represents a 10% premium to Immunomedics’ 15-day trading volume weighted average stock price of $4.45 for the period ending at the close of

Exh. 6-3

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

trading February 9, 2017, the last trading day prior to entering into the global licensing agreement.  Seattle Genetics will also be issued a three-year warrant to purchase 8,655,804 shares of common stock at the same price, which shall be exercisable when the Company has sufficient authorized shares of common stock to enable the exercise of the warrant. Seattle Genetics will not be eligible to vote its stake at the upcoming 2016 Annual Meeting of Stockholders.

“We are delighted to welcome Seattle Genetics to our stockholder base and appreciate their commitment to Immunomedics. Our promising clinical results and this partnership validating the promise of our novel antibody-drug conjugation technology stimulates us to advance our other product candidates using this platform technology,” added Ms. Sullivan.

Strategic Process

The agreement with Seattle Genetics follows a 13 months-long competitive strategic process led over the past several months by outside financial advisor, Greenhill & Co. (“Greenhill”), which was retained for their global capabilities and their significant experience in biopharma M&A and licensing transactions. Greenhill & Co. reports directly to the Transaction Committee of the Board, composed exclusively of the Company’s five independent directors.

Jason Aryeh, independent Vice Chairman of the Immunomedics Board, stated, “We are pleased to offer Immunomedics stockholders the compelling and significant value provided by this agreement with Seattle Genetics. This agreement is the culmination of a robust strategic process, led by Greenhill and the Transaction Committee.  Greenhill’s outreach was to more than 45 parties and involved more than half of those parties entering into confidentiality agreements and participating in diligence. In addition to the highly competitive financial terms of the transaction, we believe that Seattle Genetics is the ideal partner for IMMU-132.”

Future Financial Plans

Upon closing of the transaction, the Immunomedics Board and management will evaluate and prioritize the Company’s remaining clinical programs, long- and short-term funding requirements and tax-efficient ways to return capital to stockholders, including share buybacks. The Company will announce the outcome of this review once a decision has been reached.

Immunomedics expects that the transaction will fulfill its liquidity needs such that the Company can fund itself without additional equity raises for the foreseeable future.

Advisors

Greenhill & Co., LLC, is serving as financial advisor to Immunomedics and DLA Piper LLP (US) is serving as legal advisor on the transaction.

Exh. 6-4

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Conference Call to Discuss Transaction and Second Quarter 2017 Financial Results

Immunomedics will host a conference call and live audio webcast today at 8:00 AM Eastern Time to discuss this announcement and will also discuss the Company’s second quarter 2017 financial results announced separately yesterday, February 9, 2017. The Company will post a presentation for analysts and investors to its website, www.immunomedics.com, at least 15 minutes prior to the beginning of the conference call.

To access the conference call, please dial (877) 303-2523 or (253) 237-1755 using the Conference ID 58226264. The conference call will be also webcast via the Investors page on Immunomedics’ website at www.immunomedics.com.

Approximately two hours following the live event, a webcast replay of the conference call will be available on the Company’s website for 30 days through March 11, 2017.

About Immunomedics

Immunomedics (the “Company”) is a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer, autoimmune disorders and other serious diseases. Immunomedics’ advanced proprietary technologies allow the Company to create humanized antibodies that can be used either alone in unlabeled or “naked” form, or conjugated with radioactive isotopes, chemotherapeutics, cytokines or toxins. Using these technologies, Immunomedics has built a pipeline of eight clinical-stage product candidates. Immunomedics’ portfolio of investigational products includes antibody-drug conjugates (ADCs) that are designed to deliver a specific payload of a chemotherapeutic directly to the tumor while reducing overall toxic effects that are usually found with conventional administration of these chemotherapeutic agents. Immunomedics’ most advanced ADCs are sacituzumab govitecan (IMMU-132) and labetuzumab govitecan (IMMU-130), which are in Phase 2 trials for a number of solid tumors and metastatic colorectal cancer, respectively. IMMU-132 has received Breakthrough Therapy Designation from the FDA for the treatment of patients with triple-negative breast cancer who have failed at least two prior therapies for metastatic disease. Immunomedics has a research collaboration with Bayer to study epratuzumab as a thorium-227-labeled antibody. Immunomedics has other ongoing collaborations in oncology with independent cancer study groups. The IntreALL Inter-European study group is conducting a large, randomized Phase 3 trial combining epratuzumab with chemotherapy in children with relapsed acute lymphoblastic leukemia at clinical sites in Australia, Europe, and Israel. Immunomedics also has a number of other product candidates that target solid tumors and hematologic malignancies, as well as other diseases, in various stages of clinical and preclinical development. These include combination therapies involving its antibody-drug conjugates, bispecific antibodies targeting cancers and infectious diseases as T-cell redirecting immunotherapies, as well as bispecific antibodies for next-generation cancer and autoimmune disease therapies, created using its patented DOCK-AND-LOCK® protein conjugation technology. The Company believes that its portfolio of intellectual property, which includes approximately 301 active patents in the United States and more than 400 foreign patents, protects its product candidates and technologies. For additional information on the

Exh. 6-5

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Company, please visit its website at www.immunomedics.com. The information on its website does not, however, form a part of this press release.

Important Additional Information

Immunomedics, Inc. (the “Company”), its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Company stockholders. COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed by the Company with the SEC. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.immunomedics.com, by writing to Immunomedics, Inc. at 300 The American Road, Morris Plains, New Jersey 07950, or by calling the Company’s proxy solicitor, or by calling Dr. Chau Cheng, Senior Director, Investor Relations & Corporate Secretary, (973) 605-8200, extension 123.

Forward-Looking Statements

This release, in addition to historical information, may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials (including the funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs), regulatory applications and related timelines, out-licensing arrangements (including the timing and amount of contingent payments under the license and development agreement with Seattle Genetics), forecasts of future operating results, potential collaborations, and capital raising activities, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, the Company’s dependence on business collaborations or availability of required financing from capital markets, or other sources on acceptable terms, if at all, in order to further develop our products and finance our operations, new product development (including clinical trials outcome and regulatory requirements/actions), the risk that we or any of our collaborators may be unable to secure regulatory approval of and market our drug candidates, risks associated with the outcome of pending litigation and competitive risks to marketed products, and the Company’s ability to repay its outstanding indebtedness, if and when required, as well as the risks discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not under any obligation, and the Company expressly

Exh. 6-6

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information:

Dr. Chau Cheng

Senior Director, Investor Relations & Corporate Secretary

(973) 605-8200, extension 123

ccheng@immunomedics.com

Media

Dan Katcher / Ed Trissel / Nick Lamplough

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Investors

Dan Burch/Bob Marese

MacKenzie Partners, Inc.

(212) 929-5500

Exh. 6-7

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH THREE ASTERISKS (***), HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 7

Manufacturing Agreements of Company***

{2 pages omitted}

Exh. 7-1